UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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THE MICHAELS COMPANIES, INC.
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8000 Bent Branch Dr.

Irving, TX 75063

April 24, 2017

Dear Stockholder:

We cordially invite you to attend our 2017 Annual Meeting of Stockholders on Wednesday, June 7, 2017, at 9:30 a.m. (local time), to be held at 8000 Bent Branch Dr., Irving, TX 75063.

The Michaels Companies, Inc. has elected to deliver our proxy materials to our stockholders over the Internet under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On April 24, 2017, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2017 Annual Meeting of Stockholders and our 2016 Annual Report to Stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

The Notice will serve as an admission ticket for one stockholder to attend the 2017 Annual Meeting of Stockholders. If you request and receive a paper copy of the proxy materials in the mail, the proxy card includes an admission ticket for one stockholder to attend the Annual Meeting of Stockholders. All stockholders must also present a valid form of government‑issued picture identification in order to attend.

The proxy statement accompanying this letter describes the business we will consider at the meeting. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

We hope that you will be able to join us on June 7th.

Sincerely,

Carl S. Rubin

Chairman and Chief Executive Officer

The Michaels Companies, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 7, 2017

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of The Michaels Companies, Inc. (the “Company” or “Michaels”) will be held at the Company’s Support Center, 8000 Bent Branch Drive, Irving, TX 75063 on Wednesday, June 7, 2017 at 9:30 a.m. (local time) for the following purposes as further described in the proxy statement accompanying this notice:

•	to elect the directors standing for election as specifically named in the proxy statement;

•

to approve the amendment and restatement of Michaels 2014 Omnibus Long-Term Incentive Plan (such amendment and restatement, the “Proposed Plan”), an increase of the shares of Common Stock available for award under the Proposed Plan, and the material terms of the performance goals under the Proposed Plan, pursuant to the performance-based compensation exemption requirements of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”);

•	to ratify the appointment of Ernst & Young, LLP as the independent registered public accounting firm of the Company for the current fiscal year; and

•	any other business properly brought before the meeting.

Stockholders of record at the close of business on April 12, 2017 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof.

To attend the Annual Meeting, you must demonstrate that you were a Michaels stockholder as of the close of business on April 12, 2017, or hold a valid proxy for the Annual Meeting from such a stockholder. If you received a Notice of Internet Availability of Proxy Materials, the Notice will serve as an admission ticket for one stockholder to attend the 2017 Annual Meeting of Stockholders. If you request and receive a paper copy of the proxy materials in the mail, the proxy card includes an admission ticket for one stockholder to attend the Annual Meeting of Stockholders. You may alternatively present a brokerage statement showing proof of your ownership of Michaels stock as of April 12, 2017. All stockholders must also present a valid form of government‑issued picture identification in order to attend. Please allow additional time for these procedures.

By Order of the Board of Directors

Michael J. Veitenheimer
Secretary

Irving, Texas

April 24, 2017

The Michaels Companies, Inc.

ANNUAL MEETING OF STOCKHOLDERS

June 7, 2017

PROXY STATEMENT

The Board of Directors of The Michaels Companies, Inc. is soliciting your proxy for the 2017 Annual Meeting. Attendance in person or by proxy of a majority of the shares outstanding and entitled to vote at the meeting is required for a quorum for the meeting.

You may vote on the Internet, using the procedures and instructions described on the Notice of Internet Availability of Proxy Materials (the “Notice”) that you received. If you request and receive a paper copy of these proxy materials, included with such copy is a proxy card or a voting instruction card from your bank, broker or other nominee for the Annual Meeting. You may vote by telephone using the toll‑free telephone number contained on the Notice, proxy card, or voting instruction card. Both Internet and telephone voting provide easy‑to‑follow instructions and have procedures designed to authenticate your identity and permit you to confirm that your voting instructions are accurately reflected.

You may revoke your proxy at any time before it is voted by voting later by telephone or Internet, returning a later‑dated proxy card, or delivering a written revocation to the Secretary of Michaels.

Stockholders of record at the close of business on April 12, 2017 are entitled to vote at the meeting. Each of the 188,828,374 shares of Common Stock outstanding on the record date is entitled to one vote.

This proxy statement, the proxy card and the 2016 Annual Report to Stockholders for our fiscal year ended January 28, 2017 (fiscal 2016) are being first mailed or made available to stockholders on or about the date of the notice of meeting. Our address is 8000 Bent Branch Drive, Irving, TX 75063.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 7, 2017: Our proxy statement is attached. Financial and other information concerning Michaels is contained in our 2016 Annual Report to Stockholders for the fiscal year ended January 28, 2017. The proxy statement and our 2016 Annual Report to Stockholders are available on our website at http://investors.michaels.com. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Second Amended and Restated Certificate of Incorporation (the “Charter”) provides for no fewer than three and no more than fifteen Directors, with the exact number to be fixed by our Board of Directors. Our Board currently consists of eleven Directors. The current term of all of our Directors expires at the Annual Meeting.

Ten of our current Directors are standing for election at the Annual Meeting and have been recommended for nomination by our Nominating and Governance Committee and nominated by our Board for election at the Annual Meeting. Nadim El Gabbani will not be standing for re-election at the Annual Meeting. We wish to thank Mr. El Gabbani for his service and the numerous contributions he has made to the success of the Company.

In December 2016, our significant stockholders, affiliates of or funds advised by Bain Capital Private Equity, L.P. (“Bain”) and The Blackstone Group L.P. (“Blackstone”, and, collectively, together with their applicable affiliates, the “Sponsors”), ceased to beneficially own a majority controlling interest in us. As a result, we are no longer a “controlled company” within the meaning of the corporate governance standards of The NASDAQ Stock Market (“NASDAQ”). In April 2017, in connection with us no longer being a controlled company, our Nominating and Governance Committee evaluated factors with respect to the independence of each of our directors, including those affiliated with the Sponsors, and recommended to the Board that the Board determine that each of them is an independent director under our Corporate Governance Guidelines and NASDAQ listing standards. See “–Corporate Governance–Board Independence” for more information with respect to our board and committee independence.

In making its recommendations for nominees, the Nominating and Governance Committee seeks nominees with established strong professional reputations, sophistication and experience in the retail and consumer industries. We also seek nominees with experience in substantive areas that are important to our business such as marketing and brand management; sales, buying and distribution; accounting, finance and capital structure; strategic planning and leadership of complex organizations; technology and social and digital media; human resources and development practices; and strategy and innovation. Our nominees hold or have held senior executive positions in large, complex organizations or in businesses related to important substantive areas, and in these positions have also gained experience in core management skills and substantive areas relevant to our business. Our nominees also have experience serving on boards of directors and board committees of other public companies, and each of our nominees has an understanding of corporate governance practices and trends.

In addition, all of our nominees have prior service on our Board, which has provided them with significant exposure to both our business and the industry in which we compete. We believe that each of our nominees possesses the professional and personal qualifications necessary for board service, and we have highlighted particularly noteworthy attributes for each director in the individual biographies below. The Board believes that each of the nominees listed brings strong skills and experience to the Board, giving the Board as a group the appropriate skills to exercise its responsibilities.

In connection with our initial public offering, we entered into an investor agreement with the Sponsors, granting each of the Sponsors the right, subject to certain conditions, to name representatives to our Board. Bain currently has the right to designate up to three nominees for election to our Board, and has designated Joshua Bekenstein and Lewis S. Klessel. Blackstone currently has the right to designate two nominees for election to our Board, and has designated Peter F. Wallace. Among other factors, the Nominating and Governance Committee and the Board reviewed and considered the investor agreement when determining the independence of directors designated as nominees by the Sponsors. For more information, see “–Election of Directors–Corporate Governance–Investor Agreement”.

Each nominee has consented to be named as a nominee for election as a Director and has agreed to serve if elected. Except as otherwise described below, if any of the nominees is not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for substitutes designated by our Board of Directors, unless the Board chooses to reduce further the number of Directors. Management is not aware of any circumstances that would render any nominee unavailable. At the Annual Meeting, Directors will be elected to hold office until the 2018 Annual Meeting or until their successors are elected and qualified, as provided in our bylaws.

Members of the Board are elected by a plurality of the votes cast at the Annual Meeting. This means that the director nominees with the most votes will be elected. Shares voting “Abstain” or broker non‑votes will have no effect on the election of Directors. Brokers, banks and other nominees have no discretionary voting power in respect of this item. See, “Voting Requirements and Proxies.”

Your Board of Directors unanimously recommends that you vote FOR the election of each of the nominees as director.

Set forth below is information concerning each of the incumbent directors standing for election, including their ages as of April 12, 2017, present principal occupations, other business experiences during at least the last five years, membership on committees of the Board, public company directorships held during the last five years and certain other directorships.

Name	Age	Director Since	Committee Membership
Josh Bekenstein	58	October 31, 2006	—
Monte E. Ford	57	September 10, 2015	Audit Committee; Nominating and Governance Committee
Karen Kaplan	57	April 8, 2015	Audit Committee; Nominating and Governance Committee
Lewis S. Klessel	49	October 31, 2006	—
Matthew S. Levin	51	October 31, 2006	Compensation Committee
John J. Mahoney	65	September 18, 2013	Audit Committee; Nominating and Governance Committee
James A. Quella	67	October 31, 2006	Compensation Committee
Beryl B. Raff	66	September 23, 2014	Compensation Committee
Carl S. Rubin	57	March 18, 2013	—
Peter F. Wallace	42	March 11, 2009	Compensation Committee

Mr. Bekenstein is a Managing Director and Co-Chairman of Bain. Prior to joining Bain in 1984, Mr. Bekenstein spent several years at Bain & Company, where he was involved with companies in a variety of industries. Mr. Bekenstein serves as a director of Bright Horizons Family Solutions and Canada Goose Holdings Inc. Mr. Bekenstein received an M.B.A. from Harvard Business School and a BA from Yale University. Mr. Bekenstein’s many years of experience both as a senior executive of a large investment firm and as a director of companies in various business sectors make him highly qualified to serve on our Board.

Mr. Ford is currently the Principal Partner at the CIO Strategy Exchange, an organization of the top 50 sitting Chief Information Officers in business. He also serves as a Network Partner to Brightwood Capital Advisors, which provides growth capital to growing middle-market businesses. From February 2012 until September 2013, he was the Chief Executive Officer of Aptean Software Corporation, a provider of enterprise application software. Prior to joining Aptean, he served as Senior Vice President and Chief Information Officer of American Airlines, Inc. from December 2000 through December 2011. Mr. Ford is a member of the board of directors of Akamai Technologies, Inc., a leading internet network and security company, where he serves on the Compensation and Nominating and Corporate Governance Committees. He is also a member of the board of directors of Health Care Service Corporation, where he serves on the Audit and Nominating and Governance Committees. Mr. Ford’s diverse leadership experience as well as extensive background in Information Technology make him a valuable contributor to our board.

Ms. Kaplan has served as Chairman and Chief Executive Officer of Hill Holliday, Inc., one of the nation’s largest advertising agencies, since 2013, and has served in various roles for Hill Holliday since 1982. Ms. Kaplan is a Trustee of Fidelity Investments, a multinational financial services corporation, where she serves on the Audit and Compliance Committee and Nominating and Governance Committee. Ms. Kaplan was previously a member of the board of directors of each of Vera Bradley, Inc. and DSM USA Insurance Company, Inc. Ms. Kaplan holds a B.A. from the University of Massachusetts. Ms. Kaplan’s significant marketing and branding experience, as well as a strong tactical and financial background, allows her to provide valuable insight and make important contributions to our Board.

Mr. Klessel is a Managing Director of Bain. Prior to becoming a Managing Director in December 2011, Mr. Klessel served in various capacities at Bain, most recently as an operating partner from December 2007 to December 2011. Prior to joining Bain in October 2005, Mr. Klessel held a variety of operating and strategy leadership positions from 1997-2005 at The Home Depot, Inc., including President of HD Supply’s Facilities Maintenance business, Divisional Merchandise Manager and head of Home Depot’s Strategic Business Development function. Mr. Klessel received an M.B.A. from Harvard Business School and a BS from the Wharton School at the University of Pennsylvania. Mr. Klessel serves as a director of Guitar Center, Gymboree Corporation and Bob’s Discount Furniture. As a result of these and other professional experiences, Mr. Klessel brings to our Board extensive experience in operating and managing complex organizations, particularly in the retail industry, which strengthen the collective qualifications, skills and experience of our Board.

Mr. Levin is no longer a full-time employee of Bain, but continues to serve as a Senior Advisor for Bain in the private equity business. From 2000 through 2015, Mr. Levin was a Managing Director of Bain. Prior to joining Bain in 1992, Mr. Levin was a consultant at Bain & Company where he consulted in the consumer products and manufacturing industries. Mr. Levin received an M.B.A from Harvard Business School where he was a Baker Scholar, and a B.S. from the University of California Berkeley. Mr. Levin currently serves on the board of directors of Toys “R” Us and Guitar Center, Inc. Mr. Levin’s significant experience in and knowledge of corporate finance and managing companies put him in a position to provide important contributions to our Board.

Mr. Mahoney retired as Vice Chairman of Staples, Inc. in July 2012, having served as Vice Chairman since January 2006. Mr. Mahoney also served as Chief Financial Officer for Staples, Inc. from 1996 through January 2012. Prior to 1996, Mr. Mahoney was a partner at Ernst & Young, LLP. He currently serves on the Board of Directors of Bloomin’ Brands, Inc., Burlington Stores, Inc. and Chico’s FAS, Inc. In addition to serving on the Audit Committees of each of Bloomin’ Brands, Inc. and Chico’s FAS, Inc., Mr. Mahoney also serves on the Nominating & Governance Committee of Burlington Stores, Inc. and the Compensation Committee of Chico’s FAS, Inc. Previously, Mr. Mahoney served on the Board of Directors of Advo, Inc. and Zipcar, Inc. Mr. Mahoney holds an M.B.A. from Northeastern University, as well as an undergraduate degree from the College of the Holy Cross. Mr. Mahoney’s strong financial background and experience as a Vice Chairman and former Chief Financial Officer of a Fortune 500 retail company, enables him to provide valuable counsel to our management and Board.

Mr. Quella retired as a Senior Managing Director, Senior Operating Partner and co‑head of the Portfolio Operations Group at Blackstone in the Private Equity Group in June 2014, having served in these roles since 2003. Mr. Quella received a B.A. in International Studies from the University of Chicago/University of Wisconsin‑ Madison and an M.B.A. with Dean’s Honors from the University of Chicago Graduate School of Business. Mr. Quella serves as a director of Lionbridge Technologies, Inc., Catalent Pharma Solutions, Inc. and DJO Global, Inc., and serves on the Compensation Committees of each company. Mr. Quella was formerly a director of Allied Waste, Columbia House, Celanese Corporation, Freescale Semiconductor, Inc., Graham Packaging Company, L.P., Houghton‑Mifflin Harcourt Company, Intelenet Global Services, The Nielsen Company and Vanguard Health Systems, Inc. Due to contributions that Mr. Quella can provide to our Board resulting from his financial expertise, as well as his significant experience in working with companies transitioning from control by private equity sponsors, he is qualified to be on and is an asset to our Board.

Ms. Raff has been Chief Executive Officer and Chairman of Helzberg Diamond Shops, Inc., a wholly owned subsidiary of Berkshire Hathaway Inc., since April 2009. Prior to joining Helzberg, Ms. Raff served in various management positions at J. C. Penney Company, Inc. since 2001, most recently as Executive Vice President and General Merchandising Manager since September 2005. Prior to joining J.C. Penney, Ms. Raff served as Chairman and CEO of Zale Corporation. Ms. Raff is a director of Helen of Troy, Ltd. and Larry H. Miller Company. Ms. Raff was previously a director of Group 1 Automotive, Inc., Jo‑Ann Stores, Inc., The Make-A-Wish Foundation and Zale Corporation. Ms. Raff received her B.B.A. from Boston University and her M.B.A. from Drexel University. Ms. Raff adds value to our Board through her extensive experience in operating and managing large retail companies, as well as her prior public board service.

Mr. Rubin was named our Chief Executive Officer in March 2013 and Chairman in April 2015. Prior to joining us, Mr. Rubin served as President and Chief Executive Officer of Ulta Salon, Cosmetics & Fragrance, Inc. since September 2010, and served as Chief Operating Officer from April 2010 to September 2010. Prior to joining Ulta, he served as President of the North American Retail division of Office Depot, Inc. beginning in January 2006 and as Executive Vice President, Chief Marketing Officer and Chief Merchandising Officer of Office Depot from 2004 to January 2006. Prior to joining Office Depot, Mr. Rubin spent six years at Accenture Consulting in senior leadership roles including Partner, where he advised clients and led engagements across retail formats and e-commerce businesses. Prior to that, Mr. Rubin held a number of senior merchandising and general management positions in the specialty retail and department store industry including with Federated Department Stores. Since December 2015, he has served as a member of the board of directors and of the Audit and Compensation Committees of Ascena Retail Group, Inc., a leading women’s clothing and accessories specialty retailer. He is also a member of the board of directors of the Retail Industry Leaders Association. Mr. Rubin holds a B.A. degree from Brandeis University. As a result of these experiences, along with Mr. Rubin’s service as our current Chief Executive Officer, he is in position to provide invaluable insight and important contributions to our Board.

Mr. Wallace is a Senior Managing Director at Blackstone in the private equity group, which he joined in 1997. Mr. Wallace received a B.A. in Government from Harvard College. Mr. Wallace serves on the board of directors of Outerstuff, Ltd., SeaWorld Parks & Entertainment, Service King Collision Repair, Vivint, Inc., Vivint Solar and The Weather Group. Mr. Wallace was formerly a director of AlliedBarton Security Services and GCA Services Group. These experiences and knowledge, along with his service on public company boards, enhance Mr. Wallace’s contributions and value to our Board.

BOARD STRUCTURE AND BOARD COMMITTEES

Board Committees

We have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee (formerly known as the Nominating Committee), which have the composition and responsibilities described below. Each committee operates under a charter that has been approved by our Board. A copy of each charter can be found by clicking on “Corporate Governance” in the Investor Relations section of our website www.michaels.com. The members of each committee are appointed by the Nominating and Governance Committee and each member serves until his or her successor is elected and qualified, unless he or she is earlier removed or resigns. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

Compensation Committee

The purpose of the Compensation Committee is to assist the Board in fulfilling responsibilities relating to oversight of the Company’s incentive and equity‑based compensation programs as well as the compensation of our directors, executive officers and other employees. The Compensation Committee reviews and provides recommendations and guidance to our Board with respect to compensation plans, policies and programs and approves specific compensation levels for all executive officers. In fiscal 2016, the Compensation Committee met nine times. Following Ms. Raff and Mr. Quella joining the Compensation Committee on June 1, 2016, the Compensation Committee consists of Ms. Raff and Messrs. Levin, Quella and Wallace, each of whom has been determined to be an independent director by our Board. A copy of the Compensation Committee charter is available on our website.

Audit Committee

The purpose of the Audit Committee is to assist the Board in fulfilling the Board’s oversight responsibilities with various aspect of the Company’s business, including but not limited to the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements. The Audit Committee’s primary duties and responsibilities are to:

•

appoint, compensate, retain and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and review and appraise the audit efforts of our independent accountants;

•

establish procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) confidential and anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	determine funding of various services provided by accountants or advisers retained by the committee;

•	review our financial reporting processes and internal controls;

•	review and approve related‑party transactions or recommend related‑party transactions for review by independent members of our Board; and

•	provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

On June 1, 2016, Ms. Raff resigned from the Audit Committee. The Audit Committee currently consists of Mr. Ford, Ms. Kaplan and Mr. Mahoney, each of whom has been determined to be an independent director by our Board. Mr. Mahoney is also an “audit committee financial expert” within the meaning of Item 407 of Regulation S‑K. A copy of the Audit Committee charter is available on our website.

Nominating and Governance Committee

The purpose of the Nominating and Governance Committee is to oversee the director nomination process and maintain the Company’s corporate governance guidelines. The Nominating and Governance Committee’s primary duties and responsibilities are to review recommendations and nominations for individuals to serve as directors, recommend a slate of director nominees to the Board, taking into account each candidate’s ability, judgment and experience and the overall diversity and composition of the Board, determine and recommend for Board approval independence of our directors and manage the Board and committee evaluation process. The committee is also responsible for recommending to the Board qualified individuals to serve as committee members on the various Board committees, annually reviewing the Company’s corporate governance guidelines and identifying best practices. A copy of the Nominating and Governance Committee charter is available on our website.

The Nominating and Governance Committee consists of Mr. Ford, Ms. Kaplan and Mr. Mahoney, each of whom has been determined to be an independent director by our Board. Ms. Kaplan and Mr. Mahoney joined, and Mr. Levin and Mr. Wallace resigned, from the Nominating and Governance Committee on June 1, 2016. In fiscal 2016, the Nominating and Governance Committee met twice.

Compensation of Directors

Director Compensation Program

Our Board adopted a director compensation program effective upon the completion of our initial public offering. Pursuant to this program, each member of our Board who is an independent director not nominated by a Sponsor receives compensation for his or her service as a director as follows: annual retainer of $50,000 for Board services, $10,000, if applicable, for Audit Committee services, $10,000, if applicable, for Compensation Committee services, and $7,500, if applicable, for Nominating and Governance Committee services. The chair of the Audit Committee receives an additional annual retainer of $10,000, the chair of the Compensation Committee receives an additional annual retainer of $10,000, and the chair of the Nominating and Governance Committee receives an additional annual retainer of $7,500. Each compensated independent director will also receive $1,500 and $750 for in-person and telephonic attendance, respectively, at Board and committee meetings in excess of ten aggregate meetings in a fiscal year and an annual grant of restricted stock units valued at approximately $100,000 on the date of grant, to be fully vested on the one year anniversary of the date of grant. Prior to August 2016, the equity granted in connection with director compensation was an award of restricted stock.

Director Compensation for Fiscal 2016

The following table sets forth information concerning the compensation earned by our directors during our fiscal 2016. During fiscal 2016, Mr. Rubin and directors affiliated with the Sponsors were not paid any fees by the Company for services as directors.

	Fees earned
	or Paid in	Stock
Name	Cash(1)	Awards(2)	Total
Monte E. Ford	$71,048	$99,998	$171,046
Karen Kaplan	$76,846	$99,998	$176,844
John J. Mahoney	$90,250	$99,998	$190,248
James A. Quella	$61,981	$99,998	$161,979
Beryl B. Raff	$66,750	$99,998	$166,748

(1)	All cash retainer payments are made quarterly in arrears.

(2)

The amounts in this column represent the aggregate grant date fair value of restricted stock unit awards calculated in accordance with FASB ASC Topic 718 (“ASC 718”), based on the assumptions set forth in Note 10 to the Consolidated Financial Statements in our Annual Report on Form 10‑K. The grant date fair value of each award received was calculated by multiplying the number of shares underlying the restricted stock unit award granted to the director by the closing price of our Common Stock on the date of grant. The amounts shown represent the value of the annual equity award we granted to our independent directors in accordance with our director compensation program described above, and reflect rounding down in the number of restricted stock units granted to avoid the grant of fractional shares. As of the last day of fiscal 2016, Messrs. Ford, Mahoney and Quella and Mses. Kaplan and Raff each held 4,184 restricted stock units, which will vest on September 14, 2017.

Director Ownership Guidelines

Under our director ownership guidelines, each compensated independent director is expected to own shares of our Common Stock in an amount equal to three times the director’s annual cash retainer. Each such director is expected to reach this ownership level within five years of first becoming a director or first being designated as an independent director. “Ownership” for this purpose includes shares held outright, unvested restricted shares, unvested restricted stock units, the in‑the‑money value of vested stock options, shares held by family members and shares held in trusts.

CORPORATE GOVERNANCE

Our Board is responsible for governing the business and affairs of the Company. Highlights of our corporate governance practices are described below.

Board Independence. Following the completion of a secondary public offering of Common Stock by the Sponsors in December 2016, we have not been a “controlled company” under the rules of NASDAQ. Once a company ceases to be a controlled company, NASDAQ requires (with a phase-in period of one year) that the majority of the company’s board of directors be independent, and that the compensation committee and nominating committee be entirely independent. As of April 5, 2017, we are in compliance with all of these independence requirements triggered by losing the controlled company exemption.

The Board evaluates any relationships of each director and nominee and makes an affirmative determination whether or not such director or nominee is independent. Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being an independent under applicable laws and the corporate governance listing standards of NASDAQ. Our Board reviews any transactions and relationships between each non‑management director or any member of his or her immediate family and the Company. The purpose of this review is to determine whether there were any such relationships or transactions and if so, whether they were inconsistent with a determination that the director was independent. The Board has determined that each of Messrs. Bekenstein, El Gabbani, Ford, Klessel, Levin, Mahoney, Quella and Wallace and Mses. Kaplan and Raff is independent under our Corporate Governance Guidelines and NASDAQ listing standards.

Board Expertise and Diversity. Our Corporate Governance Guidelines provides that the Board shall be committed to a diversified membership, in terms of both the individuals involved as well as their personal backgrounds, various experiences and areas of expertise. We also seek a Board that reflects a range of talents, ages, skills, viewpoints, professional experience, educational background and expertise to provide sound and prudent guidance with respect to our operations and interests. All of our directors are financially literate, and at least one member of our Audit Committee is an audit committee financial expert.

Board Annual Performance Reviews. Our Corporate Governance Guidelines and Nominating and Governance Committee charter provide that the Nominating and Governance Committee shall be responsible for periodically, and at least annually, conducting an evaluation of the Board as a whole, as well as each of the committees’ performance, on an annual basis using criteria that it has developed and shall report to the Board on its findings.

Board Nominees. Our Nominating and Governance Committee is responsible for recommending for Board approval the candidates for election to the Board at the Company’s annual meeting of stockholders and for recommending individuals to fill vacancies on the Board that may occur between annual meetings of stockholders. It is the policy of the Nominating and Governance Committee to consider recommendations for director nominees from all sources, including stockholders, and to evaluate all recommendations under the same standards and criteria. Stockholders may recommend a director candidate for the consideration of the Nominating and Governance Committee, by submitting the candidate’s name and biography c/o Office of the Corporate Secretary, The Michaels Companies, Inc., 8000 Bent Branch Drive, Irving, TX 75063. The Corporate Governance Guidelines provide that nominees for director shall be selected on the basis of their character, wisdom, judgment, ability to make independent analytical inquiries, business experiences, understanding of the Company’s industry and business environment, time commitment and acumen. Board members are expected to become and remain informed about the Company, its business and its industry and rigorously prepare for, attend and participate in all Board and applicable committee meetings. The Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. In addition, the Nominating and Governance Committee considers, in light of our business, each director nominee’s experience, qualifications, attributes and skills. See “Proposal 1–Election of Directors” for the biographical information of the director nominees. Stockholders may also nominate director candidates for election at an annual meeting of stockholders, according to the procedures set forth in our bylaws, which are posted on our website, www.michaels.com. See also “Stockholder Proposals and Director Nominations”.

Board Leadership Structure. Under our Corporate Governance Guidelines, our Board may select a Chairman of the Board of Directors at any time, who may also be an executive officer of the Company. The Company’s Chief Executive Officer currently also serves as the Chairman of the Board. Mr. Mahoney chairs the executive sessions of the Board that are attended only by our independent directors. The Board currently believes that the combination of the Chairman and Chief Executive Officer roles provides both for strong Board oversight and a very effective link between the Board and management.

Policies Relating to Board Service. It is our policy that no director shall be nominated who has attained the age of 73 prior to or on the date of his or her election or re‑election. We expect each of our directors to attend the Annual Meeting of Stockholders. Under our Audit Committee Charter, members of the Audit Committee should serve on no more than three separate public company audit committees simultaneously without prior review and determination by the Board that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

Attendance. Our Board of Directors held eleven meetings in fiscal 2016. During fiscal 2016, each director attended at least 75% of the Board and committee meetings on which he or she served during the periods that he or she served. Our independent directors also met separately in executive session at four of our regularly scheduled Board meetings during the year.

Code of Business Ethics and Conduct. We have adopted a written Code of Business Ethics and Conduct (the “Code of Ethics”) that applies to our directors, officers and employees, including our executive officers, and is designed to ensure that our business is conducted with integrity. The Code of Ethics covers professional conduct, conflicts of interest, the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. A copy of the Code of Ethics is posted on our website, at www.michaels.com. We intend to disclose any future amendments to, or waivers from, the Code of Ethics for our executive officers within four business days of the waiver or amendment through a website posting or by filing a Current Report on Form 8‑K with the SEC.

Environmental Sustainability. As part of our continued commitment to corporate responsibility, Michaels has long pursued initiatives that are good for the environment as well as our profitability. We believe in the value of environmentally sound business practices throughout our operations, including energy and water conservation as well as recycling and waste reduction efforts.

Communications with Directors. Stockholders and other interested parties may communicate directly with the Board, the non‑management directors or the independent directors as a group, or specified individual directors by writing to such individual or group c/o Office of the Corporate Secretary, The Michaels Companies, Inc., 8000 Bent Branch Drive, Irving, TX 75063. The Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board.

Online Availability of Information. The current versions of our Charter, bylaws, Corporate Governance Guidelines, Code of Ethics, and charters for our Audit, Compensation and Nominating and Governance Committees are available on our website at www.michaels.com.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any other entity (other than a subsidiary of the Company) that has one or more executive officers who serve on our Board or Compensation Committee.

Our Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to Michaels. The Board has oversight responsibility for the systems established to report and regularly monitor the most significant risks applicable to Michaels. The Board administers its risk oversight role directly and through its committee structure and the committees’ regular reports to the Board at Board meetings. The Board reviews strategic, financial and execution risks and exposures associated with the annual plan and multi‑year plans, major litigation and other matters that may present material risk to the Company’s operations, plans, prospects or reputation, acquisitions and divestitures and senior management succession planning. The Audit Committee reviews risks associated with financial and accounting matters, including financial reporting, accounting, disclosure, internal controls over financial reporting, ethics and compliance programs and data security. The Compensation Committee reviews risks related to executive compensation and the design of compensation programs, plans and arrangements. The Nominating and Governance Committee reviews risks and best practices with respect to corporate governance guidelines.

Related Person Transactions Policy

In accordance with the charter of our Audit Committee and our Related Person Transaction Policy, our Audit Committee is be responsible for reviewing and approving related person transactions.

The policy with respect to related person transactions applies to transactions, arrangements and relationships (or any series of similar transactions, arrangements or relationships) where the aggregate amount involved will, or may be expected to, exceed $120,000 in any calendar year, and where we (or our subsidiaries) are a participant and in which a related person has or will have a direct or indirect material interest. A related person is: (1) any person who is, or at any time since the beginning of our fiscal year was, a director or executive officer of the Company, or a nominee for director or executive officer of the Company; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member of the foregoing persons; and (4) any firm, corporation or other entity in which any of the foregoing persons has a position or relationship, or in which such person, together with his or her immediate family members, has a 10% or greater beneficial ownership.

In the course of its review and approval of related person transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy with respect to related person transactions will require our Audit Committee to consider, among other factors it deems appropriate:

•	the benefits to the Company;

•	the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director has a position or relationship;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.

Our Related Person Transaction Policy is available on our website www.michaels.com.

Investor Agreement

As described above, we entered into an investor agreement with the Sponsors that grants each of the Sponsors the right, subject to certain conditions, to name representatives to our Board. Each Sponsor has the right to designate up to three nominees for election to our Board until such time as that Sponsor owns less than 25% of our outstanding Common Stock, up to two nominees if that Sponsor’s ownership level is 10% or more but less than 25% of our outstanding Common Stock and one nominee if that Sponsor’s ownership level is 3% or more but less than 10% of our outstanding Common Stock. Subject to the terms of the investor agreement, each Sponsor agreed to vote its shares in favor of the election of the director nominees designated by the other Sponsors pursuant to the investor agreement. In addition, the investor agreement provides each of the Sponsors with certain indemnification rights.

Amended and Restated Registration Rights Agreement

In connection with our initial public offering, our existing registration rights agreement with the Sponsors and certain other stockholders was amended and restated. The amended and restated registration rights agreement provides the Sponsors with demand registration rights in respect of the shares of our Common Stock held by them. In addition, in the event that we register additional shares of Common Stock for sale to the public, we are required to give notice of such registration to the Sponsors and the other stockholders party to the agreement of our intention to effect such a registration, and, subject to certain limitations, the Sponsors and such holders have piggyback registration rights providing them with the right to require us to include shares of Common Stock held by them in such registration. We are required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares by the Sponsors or other holders described above. The amended and restated registration rights agreement also contains certain restrictions on the sale of shares by the Sponsors. The amended and restated registration rights agreement includes customary indemnification provisions.

EXECUTIVE OFFICERS

Our current executive officers, their ages as of April 12, 2017, and their business experience during at least the past five years are set forth below.

Name	Age	Position
Carl S. Rubin	57	Chairman and Chief Executive Officer
Denise A. Paulonis	45	Executive Vice President – Chief Financial Officer
Stephen J. Carlotti	50	Executive Vice President – Marketing
Dennis A. Mullahy	52	Executive Vice President – Supply Chain and Information Technology
Philo T. Pappas	58	Executive Vice President – Category Management
Charles M. Sonsteby	63	Vice Chairman

See “Proposal 1 – Election of Directors” for a description of Mr. Rubin’s business experience.

Ms. Paulonis was appointed Executive Vice President – Chief Financial Officer in August 2016. Prior to becoming Chief Financial Officer, Ms. Paulonis served as Senior Vice President – Finance of the Company from November 2015 to August 2016 and Vice President – Investor Relations, Treasury and Corporate Finance from September 2014 to November 2015. Prior to joining the Company, she served in various capacities at PepsiCo, Inc. since 2009, including Vice President, Financial Planning & Analysis, Frito Lay from August 2013 to September 2014 and Vice President, Finance & Strategy, PepsiCo U.S. Sales from January 2011 to July 2013.

Mr. Carlotti was named Executive Vice President – Marketing of the Company, effective June 2014. Prior to joining Michaels, he served as Chief Executive Officer of The Cambridge Group (a growth strategy consultancy owned by The Nielsen Corporation, a global marketing research firm), beginning in October 2011 and as Executive Vice President, Global Practices and Consulting Services at Nielsen from June 2011 to October 2011. Prior to joining Nielsen, Mr. Carlotti served as Senior Partner at Prophet (a brand strategy consulting firm) from June 2010 to June 2011. Prior to joining Prophet, Mr. Carlotti served in various capacities at McKinsey & Company since 1990, including as Senior Partner from 2005 to June 2010. Mr. Carlotti is a board member of E&J Gallo Winery.

Mr. Mullahy was named Executive Vice President – Supply Chain and Information Technology in September 2015. He previously served as Senior Vice President – Growth Initiatives since November 2013. Prior to joining Michaels, he served as Senior Vice President – Supply Chain at Ulta Salon, Cosmetics & Fragrance, Inc. from July 2011 to September 2013. Prior to joining Ulta, Mr. Mullahy served as Group Vice President – Merchandising and Supply Chain Management at Meijer, Inc. from May 2005 to July 2011. In addition, Mr. Mullahy served in various capacities at Accenture Consulting, including as Partner from June 2000 to May 2005.

Mr. Pappas was named Executive Vice President – Category Management (formerly known as Executive Vice President – Merchandising) in February 2009. Prior to joining Michaels, he served as Chief Merchandising Officer at Tweeter Home Entertainment Group, Inc. (a specialty consumer electronics retailer) from April 2003 to October 2008. On June 11, 2007, Tweeter and each of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware in Wilmington, Delaware. Prior to joining Tweeter, Mr. Pappas served in various management positions at Staples, Inc. (an office supply store chain) from November 1994 to April 2003, most recently as Senior Vice President of Merchandising.

Mr. Sonsteby was named Vice Chairman in August 2016. He previously served as Chief Administrative Officer and Chief Financial Officer of the Company from October 2010 to August 2016 (in addition to his capacities as Vice Chairman for the period June 2016 to August 2016). Prior to joining Michaels, Mr. Sonsteby served in various capacities at Brinker International, Inc. (which owns and operates casual dining restaurants) beginning in March 1990, including as Executive Vice President and Chief Financial Officer from 2001 until 2010, as Senior Vice President of Finance from 1997 to 2001 and as Vice President and Treasurer from 1994 to 1997. Mr. Sonsteby currently serves on the Board of Directors of Darden Restaurants, Inc. and Valvoline Inc. He was formerly a director of Zale Corporation.

STOCK OWNERSHIP INFORMATION

Beneficial Ownership

The following table sets forth information regarding the beneficial ownership of our common stock as of April 12, 2017 by (i) such persons known to us to be beneficial owners of more than 5% of our common stock, (ii) each director, director nominee and Named Executive Officer, and (iii) all directors, nominees and executive officers as a group. Unless otherwise indicated by footnote, the address for each listed director, officer and stockholder is c/o The Michaels Companies, Inc., 8000 Bent Branch Drive, Irving, Texas 75063 and each beneficial owner exercises sole voting and investment power over the shares noted below. The percentage of beneficial ownership for our directors and executive officers, both individually and as a group, and beneficial owners of 5% or more of Common Stock is calculated based on 188,828,374 shares of Common Stock outstanding as of April 12, 2017, and the number of unissued shares as to which such person or persons has the right to acquire voting and/or investment power within 60 days. The beneficial ownership information set forth below was provided by or on behalf of our executive officers, our directors, our Sponsors and the Company has not independently verified the accuracy or completeness of the information so provided.

	Number of
Name and address of beneficial owner(1)	Shares Owned	Percent
Beneficial Owners of 5% or More of Our Common Stock:
Bain Capital Investors, LLC and related funds(2)	52,798,929	28.0%
T. Rowe Price Associates Inc.(3)	24,361,674	12.9%
Affiliates of The Blackstone Group L.P.(4)	20,393,531	10.8%
Highfields Capital Management LP and related funds(5)	11,655,875	6.2%

Directors and Named Executive Officers:
Joshua Bekenstein(6)	—	—
Monte E. Ford	2,916	*
Nadim El Gabbani(7)	—	—
Lewis S. Klessel(8)	—	—
Karen Kaplan	5,082	*
Matthew S. Levin(8)	—	—
John J. Mahoney	14,948	*
James A. Quella(7)	8,135	*
Beryl B. Raff	9,808	*
Peter F. Wallace(7)	—	—
Carl S. Rubin(9)	1,517,541	*
Denise A. Paulonis(10)	56,733	*
Stephen J. Carlotti(11)	132,321	*
Dennis A. Mullahy(12)	137,552	*
Philo T. Pappas(13)	112,903	*
Charles M. Sonsteby (14)	430,339	*
All directors and executive officers as a group (16 persons)(15)	2,428,278	1.3%

*Less than one percent.

(1)

Pursuant to Rule 13d‑3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership by a person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days. Unless otherwise indicated, the number of shares shown includes outstanding shares of Common Stock owned as of April 12, 2017 by the person indicated.

(2)

The shares included in this table consist of: (i) 52,644,833 shares of Common Stock held by Bain Capital Integral Investors 2006, LLC (“Integral 06”); and (ii) 154,096 shares of Common Stock held by BCIP TCV, LLC (“TCV”). The governance, investment strategy and decision-making process with respect to investments held by each of Integral 06 and TCV (collectively, the “Bain Capital Entities”) is directed by the Global Private Equity Board of Bain Capital Investors, LLC (“BCI”). By virtue of the relationships described in this footnote, BCI may be deemed to exercise voting and dispositive power with respect to the shares held by the Bain Capital Entities. Each of the Bain Capital Entities has an address c/o Bain Capital Private Equity, L.P., 200 Clarendon Street, Boston, Massachusetts 02116.

(3)

The information regarding T. Rowe Price Associates, Inc. (“T. Rowe”) is based solely on information included in Amendment No. 2 to its Schedule 13G filed by T. Rowe with the SEC on February 7, 2017, which reflects sole voting power with respect to 6,038,443 shares of Common Stock and sole dispositive power with respect to 24,361,674 shares of Common Stock. These shares are owned by various individual and institutional investors, for which T. Rowe serves as an investment adviser with the power to direct investments and/or sole power to vote the securities. By virtue of the relationships described in this footnote, T. Rowe may be deemed to be a beneficial owner of the shares, but expressly disclaims its beneficial ownership of such shares. T. Rowe reported its address as 100 E. Pratt Street, Baltimore, MD 21202.

(4)

Includes 15,397,191 shares of our Common Stock owned by Blackstone Capital Partners V L.P. (“BCP V”), 3,521,509 shares of our Common Stock owned by BCP V‑S L.P. (“BCP V‑S”), 220,529 shares of our Common Stock owned by Blackstone Family Investment Partnership V L.P. (“Family”), 46,810 shares of our Common Stock owned by Blackstone Participation Partnership V L.P. (“Participation”), 686,552 shares of our Common Stock owned by BCP V Co‑Investors L.P. (“BCP Co‑Investors”) and 520,940 shares of our Common Stock owned by Blackstone Family Investment Partnership V‑SMD L.P. (“Family‑SMD”) (collectively, “the “Blackstone Funds”). The general partner of BCP V, BCP V‑S and BCP Co‑Investors is Blackstone Management Associates V L.L.C. BMA V L.L.C. is the sole member of Blackstone Management Associates V L.L.C. BCP V Side‑by‑Side GP L.L.C. is the general partner of Family and Participation. Blackstone Holdings III L.P. is the managing member and majority in interest owner of BMA V L.L.C. and the sole member of BCP V Side‑by‑Side GP L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III G.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. The general partner of Family‑SMD is Blackstone Family GP L.L.C., which is controlled by its founder Mr. Schwarzman. As a result of his control of Blackstone Group Management L.L.C. and Blackstone Family GP L.L.C., Mr. Schwarzman has voting and investment power with respect to the shares held by the Blackstone Funds. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each (other than the Blackstone Funds to the extent of their direct holdings) disclaims beneficial ownership of such shares. The address for each of the Blackstone Funds, Blackstone Management Associates V L.L.C., BMA V L.L.C., BCP V Side‑by‑Side GP L.L.C., Blackstone Holdings III L.P., Blackstone Holdings III GP L.P., Blackstone Holdings III GP Management L.L.C., The Blackstone Group L.P., Blackstone Group Management L.L.C., Blackstone Family GP L.L.C. and Mr. Schwarzman is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(5)

The information regarding Highfields Capital Management LP is based solely on information included in its Schedule 13G filed by Highfields Capital Management LP with the SEC on February 14, 2017. Includes 1,254,635 shares of our Common Stock owned by Highfields Capital I LP (“HC I”), 3,448,913 shares of our Common Stock owned by Highfields Capital II LP (“HC II”) and 6,952,327 shares of our Common Stock owned by Highfields Capital III L.P. (“HC III” and together with HC I and HC II, the “Highfields Funds”). Highfields Capital Management LP acts as the investment manager of the Highfields Funds and in such capacity has voting and investment power with respect to the shares held thereby. Jonathon S. Jacobson is the Chief Investment Officer of Highfields Capital Management LP and Managing Member of Highfields GP LLC, the general partner of Highfields Capital Management LP. Mr. Jacobson disclaims beneficial ownership of any shares owned by the Highfields Funds. The address of Mr. Jacobson, Highfields Capital Management LP and the Highfields Funds is c/o Highlands Capital Management LP, 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116.

(6)

Does not include shares indirectly held by the Bain Capital Entities. Mr. Bekenstein is a Managing Director of BCI and a member of GPEB and as a result, by virtue of the relationships described in footnote 2 above, may be deemed to (i) share beneficial ownership of the common shares indirectly held by Integral 06 and (ii) exercise voting and dispositive power with respect to the shares held by each of Integral 06 and TCV. The address of Mr. Bekenstein is c/o Bain Capital Private Equity, L.P., 200 Clarendon Street, Boston, Massachusetts 02116.

(7)

Mr. El Gabbani and Mr. Wallace are each employees, and Mr. Quella is a former employee,  of affiliates of The Blackstone Group L.P., but each disclaims beneficial ownership of the shares beneficially owned by the Blackstone Funds. The addresses of Mr. El Gabbani, Mr. Quella and Mr. Wallace are c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(8)

Does not include shares indirectly held by the Bain Capital Entities. Mr. Klessel is a Managing Director, and Mr. Levin is a Senior Advisor, of BCI and as a result, by virtue of the relationships described in footnote 2 above, may each be deemed to share beneficial ownership of the common shares indirectly held by Integral 06. The address of Mr. Klessel and Mr. Levin is c/o Bain Capital Private Equity, L.P., 200 Clarendon Street, Boston, Massachusetts 02116.

(9)

Includes 369,000 stock options that vested on March 18, 2014;  369,000 stock options that vested on March 18, 2015; 369,000 stock options that vested on March 18, 2016; 63,131 stock options that vested on September 30, 2016; and 369,000 stock options that vested on March 18, 2017 of which an aggregate of 300,000 have been exercised and sold. Includes 104,739 shares of unvested restricted stock for which Mr. Rubin holds voting rights.

(10)

Includes 16,850 stock options that vested on December 9, 2015; 6,043 stock options that vested on September 30, 2016; and 16,850 stock options that vested on December 9, 2016. Includes 10,365 shares of unvested restricted stock for which Ms. Paulonis holds voting rights.

(11)

Includes 58,488 stock options that vested on June 16, 2015; 58,487 stock options that vested on June 16, 2016; and 9,921 stock options that vested on September 30, 2016 of which an aggregate of 40,000 shares have been exercised and sold. Includes 29,348 shares of unvested restricted stock for which Mr. Carlotti holds voting rights.

(12)

Includes 26,789 stock options that vested on January 22, 2015; 6,184 stock options that vested on August 12, 2015; 26,789 stock options that vested on January 22, 2016; 6,184 stock options that vested on August 12, 2016; 18,038 stock options that vested on September 30, 2016; and 26,789 stock options that vested on January 22, 2017. Includes 18,655 shares of unvested restricted stock for which Mr. Mullahy holds voting rights.

(13)

Includes 18,624 stock options that vested on July 2, 2009; 42,829 stock options that vested on July 2, 2010; 42,830 stock options that vested on July 2, 2011; 42,830 stock options that vested on July 2, 2012; 42,830 stock options that vested on July 2, 2013; 42,832 stock options that vested on July 2, 2014; 18,984 stock options that vested on July 3, 2014; 18,985 stock options that vested on July 3, 2015; 15,116 stock options that vested on August 12, 2015; 18,984 stock options that vested on July 3, 2016; 15,117 stock options that vested on August 12, 2016; and 9,921 stock options that vested on September 30, 2016 of which 232,775 shares have been exercised and sold. Includes 15,796 shares of unvested restricted stock for which Mr. Pappas holds voting rights.

(14)

Includes 55,856 stock options that vested on October 4, 2011; 83,822 stock options that vested on October 4, 2012; 93,388 stock options that vested on October 4, 2013; 30,774 stock options that vested on July 3, 2014; 97,768 stock options that vested on October 4, 2014; 30,774 stock options that vested on July 3, 2015; 24,736 stock options that vested on August 12, 2015; 150,864 stock options that vested on October 4, 2015; 30,774 stock options that vested on July 3, 2016; 24,737 stock options that vested on August 12, 2016; and 16,234 stock options that vested on September 30, 2016 of which an aggregate of 266,132 shares have been exercised and sold. Includes 25,789 shares of unvested restricted stock for which Mr. Sonsteby holds voting rights.

(15)

Consistent with the disclaimers of beneficial ownership of Messrs. Bekenstein, El Gabbani, Klessel, Quella and Wallace contained in notes (2), (4), (6), (8) and (9) above, this number does not include the 73,192,460 shares of Common Stock that may be deemed to be beneficially owned by each of (a) Bain Capital Investors, LLC and related funds and (b) affiliates of The Blackstone Group L.P. The total includes 1,947,245 vested options or options that will vest within 60 days of April 12, 2017 held by executive officers of the Company and 204,692 shares of unvested restricted stock for which executive officers of the Company hold voting rights.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports of holdings and transactions in our common stock with the SEC and NASDAQ. To facilitate compliance, we have undertaken the responsibility to prepare and file these reports on behalf of our officers and our independent directors. Based on our records and other information, all reports were timely filed in fiscal 2016, except that (i) on December 16, 2016, Denise A. Paulonis filed a Form 4 relating to the forfeiture of shares in order to satisfy withholding tax obligations related to the vesting of a restricted stock award on December 9, 2016 and (ii) on October 4, 2016, Denise A. Paulonis filed a Form 4 relating to restricted stock units granted on August 29, 2016. The failure to report these transactions on time was inadvertent and each filing was corrected promptly upon discovery.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis relates to compensation paid to our executive officers named in the Summary Compensation Table for fiscal 2016.

These individuals, referred to as our “Named Executive Officers” are: Carl S. Rubin, Chairman and Chief Executive Officer; Denise A. Paulonis, Chief Financial Officer; Stephen J. Carlotti, Executive Vice President—Marketing; Dennis A. Mullahy, Executive Vice President – Supply Chain and Information Technology; Philo T. Pappas, Executive Vice President – Category Management and Charles M. Sonsteby; Vice Chairman. This Compensation Discussion and Analysis and the executive compensation discussion and tables that immediately follow describe our compensation, objectives, the strategy and elements of our compensation program, and our compensation‑setting process as applied to our Named Executive Officers.

Highlights of Fiscal 2016 Performance

The highlights of our fiscal 2016 performance include the following:

•

Net sales increased to $5,197.3 million, a 5.8% improvement over last year’s net sales of $4,912.8 million, primarily driven by the acquisition of Lamrite West, Inc. (“Lamrite West”) and sales from 19 additional stores (net of closures).

•	Operating income was $715.3 million, or 13.8% of net sales compared to $720.6 million in fiscal 2015.

•	We reported diluted earnings per share of our Common Stock of $1.82, an increase of 5.8% from $1.72 in the prior year.

Compensation Program

The principal objectives of our compensation program are:

•	attracting and retaining highly qualified individuals whose contributions to Michaels result in us meeting or exceeding our financial and strategic goals;

•	motivating officers to achieve exceptional levels of operating and financial performance; and

•	aligning officer interests with the long‑term goals of our stockholders.

Currently, the total compensation for our officers at the Vice President level and above, including our Named Executive Officers, consists of three main components: base salary, annual cash incentive bonuses and long‑term equity‑based incentive compensation awards. The strategy of the cash incentive compensation program is to provide higher annual cash incentive compensation for exceptional corporate and business financial performance. We also believe that by placing a significant equity opportunity in the hands of executives who are capable of driving and sustaining longer‑term growth, our stockholders will benefit along with the executives who helped create stockholder value. The table, immediately below, includes the principal components of our pay‑for‑performance approach.

Component	Purpose	Form	Pay for Performance
Base Salary	Provide sufficient competitive pay to attract and retain experienced and successful executives; reward good performance and business results.	Cash	Adjustments to base salary are based on individual performance, contributions to the business, competitive practices and internal comparisons.
Annual Bonuses	Provide financial incentives to members of management who can make important contributions to Michaels’ success.	Cash	The potential award amount varies with the degree to which we achieve our annual financial objectives, as well as individual job performance.
Long‑Term Equity‑Based Compensation

Encourage and reward building long‑term stockholder value; align executives’ and stockholders’ interests; promote retention; and encourage innovation. We currently provide two equity award types to balance specific objectives.

	• Stock Options: Reward absolute stock price appreciation.	Stock Options

The potential appreciation in our stock price above the option exercise price motivates our Named Executive Officers to build stockholder value. Named Executive Officers may realize value only if our stock price appreciates.

	• Restricted Stock Awards (prior to August 2016) and Restricted Stock Units (since August 2016): Promote retention even during periods of short‑term market volatility.	Restricted Stock Awards / Restricted Stock Units

Retain Named Executive Officers and align their interests with stockholders’ interests by awarding a fixed number of common shares upon vesting, which creates retention value even during periods of short‑term market volatility.

Compensation Strategy: Policies and Procedures

Role of Compensation Committee and Chief Executive Officer in Compensation Decisions

The Compensation Committee reviews and recommends to the Board for approval the compensation for all executive officers at the level of Executive Vice President and above. The Board is ultimately responsible for determining the compensation of our executive officers at the level of Executive Vice President and above, which includes our Named Executive Officers. Material changes to the Company’s equity‑based plans must also be approved by a majority of our stockholders. Both the Compensation Committee and the Board receive recommendations with respect to compensation‑related decisions regarding our executive officers, other than the Chief Executive Officer, by senior management, principally the Chief Executive Officer and the Executive Vice President – Human Resources. In determining compensation levels for the executive officers, the Compensation Committee considers the scope of an individual’s responsibilities, the competitive market salary at comparable companies, an individual’s performance and prior experience, the performance of the Company and the attainment of planned financial and strategic initiatives. These factors are evaluated by the Compensation Committee and the Board, with the attainment of planned financial and strategic initiatives given greater weight with respect to executive bonuses. The Compensation Committee considers overall past compensation and incentives in determining the compensation of executive officers and seeks to assure that the executives have appropriate incentives to achieve high levels of Company performance. The Compensation Committee, through its members’ involvement in other companies, has experience regarding compensation programs for executive officers. Approvals by the Compensation Committee and recommendations to the Board by the Compensation Committee are based on a number of factors, including a review of competitive market data (as described below) and executive performance (as described below), the experience of the members of the Compensation Committee and alignment of compensation with the overall strategic direction and goals of the Company.

Competitive market data and use of compensation consultants

As part of the compensation review process, management provides the Compensation Committee with market survey data on executive total compensation levels and general information regarding executive compensation practices in our industry, including information provided by Korn Ferry Hay Group (“The Hay Group”), a compensation consulting firm engaged by the Company. The Hay Group developed, and our Compensation Committee has approved, the following companies as our peer group for fiscal 2016:

Advance Auto Parts Inc.	Chico’s FAS, Inc.	Pier 1 Imports, Inc.
Ascena Retail group Inc.	Dick’s Sporting Goods, Inc.	Sally Beauty Holdings, Inc.
AutoZone, Inc.	DSW, Inc.	Signet Jewelers
Bed Bath & Beyond Inc.	General Nutrition Corporation	Tractor Supply Company, Inc.
Big Lots, Inc.	O’ Reilly Automotive, Inc.	William‑Sonoma, Inc.
Burlington Stores

The Compensation Committee used our peer group to assess the appropriateness of the following key components of our Chief Executive Officer’s compensation: base salary, annual cash bonuses and long‑term equity incentives. In connection with fiscal 2016 base compensation and bonus targets for our Named Executive Officers, both of which were approved in March 2016, the Compensation Committee did not aim to set total compensation, or any compensation element, at a specified level as compared to our peer group or based on surveys and other data that it reviewed. Rather, it used such data, as well as information gathered through its members’ involvement in other companies, as guidelines for the overall executive compensation program. The Compensation Committee may request that The Hay Group (or another compensation consultant) provide other periodic market data on our peer group of companies.

Compensation Elements

Base Salaries

Base salaries for our executive officers are established based on the scope of their responsibilities, individual performance and prior experience, Michaels’ operating and financial performance and the attainment of planned financial and strategic initiatives, taking into account the knowledge of the members of the Compensation Committee and the advice of The Hay Group regarding competitive market compensation paid by companies for similar positions. The Compensation Committee recommends, and the Board sets, base salaries for officers at the level of Executive Vice President and above at a level designed to attract and retain highly qualified individuals who make contributions that result in Michaels meeting its operating and financial goals. Base salaries are reviewed and adjusted annually as deemed appropriate by the Compensation Committee and the Board, as applicable, based on performance and business results, among other factors.

In March 2016, the Compensation Committee reviewed recommendations regarding 2016 annual base salary rates for the executive officer group based on the criteria set forth under “Compensation Strategy: Policies and Procedures” above. Merit guidelines for fiscal 2016 were determined by reviewing surveys of market data provided by management and The Hay Group, as well as giving consideration to the Company’s overall budget for associate compensation. Based upon this information, the Company set an annual merit rate budget which provided for median merit based increases at 3.0%, for fiscal 2016 for its corporate support center team members, including our Named Executive Officers, except as set forth below.

Annual base salary rates for the Named Executive Officers for fiscal 2016 and 2015, which reflect increases between the two fiscal years, are shown below.

Name	2015 Base Salary	2016 Base Salary
Carl S. Rubin(1)	$1,167,000	$1,202,000
Denise A. Paulonis (2)	$354,060	$500,000
Stephen J. Carlotti	$540,750	$556,973
Dennis A. Mullahy(3)	$475,000	$475,000
Philo T. Pappas	$540,750	$563,732
Charles M. Sonsteby (4)	$754,415	$777,048

(1)	Pursuant to Mr. Rubin’s employment agreement, his base salary was set at $1,100,000, subject to increase at the Board’s discretion.

(2)

Ms. Paulonis’s base salary for 2015 was in connection with her role as Vice President – Investor Relations, Treasury and Corporate Finance (until November 2015) and Senior Vice President – Finance from November 2015 until August 2016. In connection with her promotion to Senior Vice President – Finance, she received a one-time base salary increase of 4.0% in March 2016. In connection with her promotion to Executive Vice President – Chief Financial Officer in August 2016, she received a one-time base salary increase of 35.8%.

(3)	In connection with his promotion to Executive Vice President – Supply Chain and Information Technology in September 2015, Mr. Mullahy received a one-time base salary increase of 13.1%.

(4)

Mr. Sonsteby served as Executive Vice President – Chief Administrative Officer and Chief Financial Officer in fiscal 2015 and 2016 until August 2016, when he was appointed to the role of Vice Chairman.

After reviewing the Company’s fiscal 2016 financial performance in early 2017, the Compensation Committee determined that none of the Named Executive Officers were eligible to receive any merit or other discretionary increase in base salary for fiscal 2017, regardless of individual performance. See “Annual Bonuses – Company Financial Measures” for more information about the financial performance of the Company in fiscal 2016.

Annual Bonuses

In connection with our initial public offering, our Board adopted The Michaels Companies, Inc. Annual Incentive Plan (the “Annual Plan”). Starting with fiscal 2015, annual award opportunities for executive officers, including our Named Executive Officers, and other key team members were granted under the Annual Plan. In March 2016, the Compensation Committee recommended that the Board approve the fiscal 2016 bonus criteria for executive officers, including the Named Executive Officers, under the Annual Plan (such bonus criteria, the “2016 Bonus Plan”), except for Ms. Paulonis, whose bonus criteria was determined following her appointment to the role of Chief Financial Officer in August 2016. The 2016 Bonus Plan provides financial incentives to these individuals and those other members of management who were in positions to make important contributions to Michaels’ success. The Board subsequently approved the 2016 Bonus Plan. The structure of the 2016 Bonus Plan and the specific objectives relating to bonus payments were proposed by the Chief Executive Officer and were reviewed by the Compensation Committee. For each of the Named Executive Officers, the 2016 Bonus Plan tied 80% of bonus opportunity to Michaels’ attainment of a financial objective (earnings before interest and taxes, with certain adjustments, or “EBIT”), and 20% to individual performance. Individual management business objectives for Mr. Rubin were reviewed with the members of the Compensation Committee in the early part of fiscal 2016. Individual management business objectives for Ms. Paulonis and Messrs. Carlotti, Mullahy, Pappas and Sonsteby were also reviewed with the members of the Compensation Committee at such time, and approved by the Chief Executive Officer.

Under the 2016 Bonus Plan, before any business unit or individual performance payout would be earned, the actual results of the financial objective (EBIT) was required to meet the threshold established by the Compensation Committee, which represented approximately 94% of target. Each participating Named Executive Officer was entitled to a bonus equal to a certain percentage of that executive officer’s base salary, depending on the achievement of the threshold, target or maximum performance level. The Compensation Committee set threshold, target and maximum performance levels for all officers of the Company. The final award depended on the actual level of performance achieved; however, the Compensation Committee retained the right to make adjustments in its sole discretion. The target levels of performance for the bonus goals were set at levels that the Compensation Committee and the Board believed to be reasonably achievable in view of Michaels’ historical annual performance. In the Compensation Committee’s view, taking into account comparative data provided to the Committee by The Hay Group, the compensation payable to the Named Executive Officers upon reaching target levels of performance, when added to their base salaries, creates a level of total cash compensation competitive with that paid by comparable companies for similar positions. Additional information regarding the targets and objectives is set forth below.

For fiscal 2016 annual bonuses, the threshold, target and maximum percentages of base salary, as well as the bonus element weightings, for each of the Named Executive Officers were as follows:

	Carl S.	Denise A.	Stephen J.	Dennis A.	Philo T.	Charles M.
	Rubin	Paulonis	Carlotti	Mullahy	Pappas	Sonsteby
Percentage of Base Salary
Target	100%	50%	65%	50%	65%	70%
Threshold	18%	9%	11.7%	9%	11.7%	12.6%
Maximum	200%	100%	130%	100%	130%	140%
Bonus Element Weightings
Overall Company Results	80%	80%	80%	80%	80%	80%
Individual Performance	20%	20%	20%	20%	20%	20%

Company Financial Measures

At the beginning of fiscal 2016, the Compensation Committee established, and the Board approved, the EBIT threshold for bonuses under the 2016 Bonus Plan at $737.5 million, with a target level of $784.6 million, and a maximum at $863.1 million. In March 2017, the Compensation Committee reviewed the Company’s financial results and determined that for fiscal 2016, the Company achieved financial performance of $736.2 million, which was below the threshold level. As a result, fiscal 2016 bonuses were not earned under the 2016 Bonus Plan.

Individual Performance Measures

Because the financial objective threshold applicable to all Named Executive Officers was not met, none of the Named Executive Officers were eligible to earn a bonus for fiscal 2016, regardless of individual performance. Individual performance was evaluated, however, with respect to whether the Named Executive Officers met their individual management business objectives, which are both quantitative and subjective. These objectives are assessed in the aggregate to determine the individual’s level of performance and bonus achieved (had the threshold EBIT level been met in fiscal 2016). No specified weight is given to a single measure within the group of individual management business objectives, and assessment of achievement reflects a generalized view of overall achievement of the group of measures. In addition, the individual management business objectives for all executives included an assessment of the executive’s job knowledge and skills, communication skills, interpersonal skills, effectiveness of management, judgment and decision‑making, drive and commitment, leadership and customer satisfaction.

For fiscal 2016, Mr. Rubin’s group of individual management business objectives were focused primarily on sales, EBIT, cash flow, solidifying the Company’s succession plans, generation of an acceptable return on capital and improving customer service on a Company‑wide basis. Ms. Paulonis’s group of individual management business objectives were focused primarily on sales, EBIT, cash flow, renegotiating the Company’s credit agreements and credit facilities and generation of an effective return on capital. Mr. Carlotti’s group of individual management business objectives focused primarily on sales, EBIT, cash flow, improving customer service on a Company‑wide basis, diversifying the Company’s marketing message and forms of marketing media, intensifying the Company’s non-promotional marketing messaging and capturing additional market share. Mr. Mullahy’s group of individual management business objectives were primarily sales, EBIT, cash flow, updating the Company’s network strategy, improving the Company’s IT capabilities and improving customer service on a Company‑wide basis. For Mr. Pappas, his group of individual management business objectives focused primarily on sales, EBIT, cash flow, solidifying the Company’s succession plans, improving customer service on a Company‑wide basis, improvement in sourcing product margin growth and capturing additional market share. For Mr. Sonsteby, his group of individual management business objectives focused primarily on sales, EBIT, cash flow, generation of an acceptable return on capital, transitioning the role of Chief Financial Officer and the growth and continued integration of Lamrite West. The Compensation Committee determined that, had the threshold level been met in fiscal 2016, each of Messrs. Rubin, Carlotti, Pappas, Sonsteby and Ms. Paulonis achieved their individual objectives at 100% of target, and Mr. Mullahy achieved his individual objectives at 50% of target.

Actual Payouts

Due to the Company not meeting its financial measures at the end of fiscal 2016, no bonuses were paid out to Named Executive Officers for fiscal 2016.

Long‑Term Equity‑Based Compensation

On April 10, 2017, our Board approved the Proposed Plan and, following stockholder approval, all equity‑based awards, including to our Named Executive Officers, will be granted under the Proposed Plan. See “Proposal 2 – Approval of Proposed Plan” for additional information with respect to the Proposed Plan.

Equity awards granted by the Company are intended to align the long‑term incentives of our executives and stockholders. The total long‑term equity grant in a given year is based on a multiple calculated on an officer-level basis (director, vice president‑low, vice president‑high, senior vice president, executive vice president, chief financial officer and chief executive officer), based on market data for comparable public companies provided by The Hay Group. The multiple is converted into an award grant based on a set stock price. Beginning in 2013, the Company began issuing a combination of annual option and restricted stock grants that will vest over four years, focusing on an award mix that contains a ratio for each officer of roughly five times the number of shares underlying a stock option grant as a restricted stock grant (5 shares per stock option award to 1 share per restricted stock award) and beginning in fiscal 2017, the award mix was modified to six times the number of shares underlying a stock option grant as a restricted stock unit grant (6 shares per stock option award to 1 share per restricted stock unit award). Beginning in August 2016, the Company began to grant restricted stock units instead of restricted stock awards in the award mix. Annual option and restricted stock unit grant amounts are generally awarded based on the midpoint of the range by officer level, with occasional exceptions based on an individual’s performance. Grants are also typically awarded when an executive is hired and may be awarded for subsequent promotions. New hire grants and promotion‑related grants are generally issued at a multiple of the range midpoint, on a case‑by‑case basis. All stock option grants made in fiscal 2016 were at exercise prices set at or above the grant date fair market value of the underlying stock as determined by our Board. Detail regarding option and grants of restricted stock and restricted stock units made to our Named Executive Officers in fiscal 2016 and awards outstanding at the end of fiscal 2016 is provided, respectively, in the Grants of Plan‑Based Awards for Fiscal 2016 table and the Outstanding Equity Awards at Fiscal Year‑End 2016 table that follow this Compensation Discussion and Analysis.

Stock Ownership Guidelines

In March 2017, Michaels updated its ownership guidelines applicable to all officers, including the Named Executive Officers. The Chief Executive Officer’s ownership is expected to equal five times his base salary. Each of the remaining Named Executive Officer’s ownership is expected to equal three times his or her base salary. For those officers not already meeting the parameters outlined in the guidelines, compliant ownership is to be achieved before their fifth anniversary with Michaels, and they are expected to continuously own sufficient shares to meet the guideline once attained. Individuals who become subject to a greater ownership level due to promotion are expected to meet the applicable guideline no more than five years after first becoming subject to the greater ownership level. Ownership includes shares held outright, unvested restricted shares, unvested restricted stock units, the in‑the‑money value of vested stock options, and shares held in trusts.

Other Benefits and Perquisites

Our Named Executive Officers also receive certain other benefits and perquisites. During fiscal 2016, these benefits included contributions to 401(k) accounts, Company-paid life insurance premiums, relocation benefits, certain Company‑paid medical benefits, car allowances and, in some cases, tax gross‑ups and reimbursement for income taxes on taxable benefits. Our Chief Executive Officer, Mr. Rubin, was also entitled to the use of a Company‑owned or leased automobile. Additionally, Messrs. Rubin, Pappas and Sonsteby received a one-time cash payment in connection with the vesting of restricted stock awards in fiscal 2016 related to the special dividend issued in July 2013 to our equity holders. The Compensation Committee and the Board believe that these benefits and perquisites are reasonable and consistent with the nature of the executives’ responsibilities, provide a competitive level of total compensation to our executives and serve as an important element in retaining those individuals. The cost to Michaels of these benefits to the Named Executive Officers is set forth in the Summary Compensation Table under the column “All Other Compensation” and detail about each element is set forth in the table presented in footnote 5 to the Summary Compensation Table.

Clawback Policy

In March 2017, the Board approved a Policy for Recovery of Incentive Compensation, which allows the Company to recover incentive compensation from a current or former Named Executive Officer in the event the individual engaged in knowing or intentional fraudulent or illegal conduct that materially contributed to the need for a restatement of the Company’s financial statements. The Policy for Recovery of Incentive Compensation is available on our website at www.michaels.com.

Employment and Severance Agreements

We entered into an employment agreement with Mr. Rubin, which became effective on March 18, 2013, the date he commenced employment, which includes certain severance benefits in the event of termination other than for cause or by Mr. Rubin for good reason, as such terms are defined in the agreement. The specific terms of Mr. Rubin’s employment agreement, are discussed in the section entitled “Rubin Employment Agreement” following the Grants of Plan‑Based Awards table and under “Executive Compensation – Potential Payments upon Termination or Change of Control”.

In April 2008, the Board approved the Company’s Officer Severance Pay Plan (the “OSPP”), which was amended in July 2008, May 2014, December 2014 and March 2017. The OSPP was established by the Company to provide certain severance benefits, subject to the terms and conditions of the OSPP, to designated officers (those with a position of Vice President or above, or an equivalent title as approved by the Compensation Committee, and excluding the Chief Executive Officer) in the event that their employment is terminated as a result of a “Qualifying Termination” (as defined in the OSPP and described below). A more detailed description of the OSPP may be found under “Potential Payments upon Termination or Change of Control”.

Tax Considerations

While the Compensation Committee takes into account tax and accounting considerations in structuring the components of the Company’s compensation program, these considerations are secondary to the primary objectives of the program. Section 162(m) of the Code (“Section 162(m)”) disallows a U.S. federal income tax deduction to any publicly held corporation for compensation exceeding $1 million in any taxable year to any of the corporation’s chief executive officer or other three most highly paid named executive officers other than its chief financial officer, except as to compensation that qualifies as performance‑based or is otherwise exempt under Section 162(m). Although the Compensation Committee may take the deductibility limitations of Section 162(m) into account in its compensation decisions, the Compensation Committee may, in its judgment, authorize compensation payments that are not exempt under Section 162(m) when it believes that such payments are appropriate to attract or retain talent.

The Company’s Compensation Policies and Practices as They Relate to Risk Management

In accordance with the applicable disclosure requirements, to the extent that risks may arise from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company, the Company is required to discuss those policies and practices for compensating the employees of the Company (including employees that are not Named Executive Officers) as they relate to the Company’s risk management practices and the possibility of incentivizing risk‑taking.

The Compensation Committee has evaluated the policies and practices of compensating the Company’s employees in light of the relevant factors, including the following:

•	the financial performance targets of the Company’s annual cash incentive program are the budgeted objectives that are reviewed and approved by the Board and/or the Compensation Committee;

•	bonus payouts are not based solely on Company performance, but also have achievement of individual performance objectives as a component, provided that Company performance thresholds are met;

•	bonus awards generally are not contractual entitlements, but are reviewed by the Compensation Committee and/or the Board and can be modified at their discretion;

•

the financial opportunity in the Company’s long‑term equity‑based compensation is best realized through long‑term appreciation of the Company’s stock price, which mitigates excessive short‑term risk‑taking;

•	results of the most recent stockholder advisory votes on executive compensation; and

•

the allocation of compensation between cash and equity awards and the focus on stock‑based compensation, including options and restricted stock awards generally vesting over a period of years, thereby mitigating against short‑term risk taking.

Based on such evaluation, the Compensation Committee has determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S‑K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into our Annual Report on Form 10‑K for the fiscal year ended January 28, 2017.

THE COMPENSATION COMMITTEE

Matthew S. Levin, Chair
James A. Quella
Beryl B. Raff
Peter F. Wallace

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table and footnotes include specific compensation information for each of the Named Executive Officers previously identified in the Compensation Discussion and Analysis above.

					Stock	Option	Non-Equity Incentive Plan		All Other
Name and Principal		Salary	Bonus		Awards	Awards	Compensation		Compensation	Total
Position	Year	($)(1)	($)		($)(2)	($)(3)	($)(4)		($)(5)	($)
Carl S. Rubin	2016	1,195,269	—		1,666,667	2,172,245	—		347,711	5,381,892
Chairman and Chief	2015	1,160,462	—		1,166,666	1,480,436	1,473,454		338,311	5,619,329
Executive Officer	2014	1,126,654	—		—	—	1,410,359		338,982	2,875,995

Denise A. Paulonis(6) Executive Vice President – Chief Financial Officer	2016	416,183	—		333,342	411,096	—		40,786	1,201,407

Stephen J. Carlotti	2016	553,853	—		183,337	229,520	—		28,078	994,788
Executive Vice President –	2015	537,721	—		183,345	232,655	373,496		68,034	1,395,251
Marketing	2014	312,981	270,000	(7)	750,044	889,367	207,974		67,381	2,497,747

Dennis A. Mullahy	2016	475,000	—		183,337	238,952	—		26,688	923,977
Executive Vice President –	2015	445,823	—		333,333	422,982	212,923	(8)	35,432	1,450,493
Supply Chain and IT	2014	420,000	—		74,997	89,037	175,518		311,563	1,071,115

Philo T. Pappas	2016	559,312	—		183,337	238,952	—		56,039	1,037,640
Executive Vice President –	2015	536,161	—		183,345	232,655	443,794		56,639	1,452,594
Category Management	2014	521,419	—		183,330	217,653	424,778		65,420	1,412,600

Charles M. Sonsteby (9)	2016	772,695	—		299,993	390,995	—		57,505	1,521,188
Vice Chairman	2015	750,190	—		300,000	380,684	666,752		107,232	2,204,858
	2014	728,339	—		300,001	356,167	638,250		104,691	2,127,448

(1)	The amounts in this column represent actual base salary paid in fiscal 2016, 2015 and 2014.

(2)

Represents the aggregate grant date fair value of the restricted stock awards or restricted stock units on the date of the grant as calculated in accordance with ASC 718. With respect to restricted stock awards granted in fiscal 2014, the underlying valuation assumptions are discussed in Note 8 to the Consolidated Financial Statements for the fiscal year ended January 31, 2015, included in our Annual Report on Form 10‑K for the fiscal year ended January 31, 2015. With respect to restricted stock awards granted in fiscal 2015, the underlying valuation assumptions are discussed in Note 8 to the Consolidated Financial Statements for the fiscal year ended January 30, 2016, included in our Annual Report on Form 10‑K for the fiscal year ended January 30, 2016. With respect to restricted stock awards or restricted stock units granted in fiscal 2016, the underlying valuation assumptions are discussed in Note 10 to the Consolidated Financial Statements for the fiscal year ended January 28, 2017, included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017.

(3)

Represents the aggregate grant date fair value of the option awards on the date of the grant as calculated in accordance with ASC 718. With respect to option awards granted in fiscal 2014, the underlying valuation assumptions are discussed in Note 8 to the Consolidated Financial Statements for the fiscal year ended January 31, 2015, included in our Annual Report on Form 10‑K for the fiscal year ended January 31, 2015. With respect to option awards granted in fiscal 2015, the underlying valuation assumptions are discussed in Note 8 to the Consolidated Financial Statements for the fiscal year ended January 30, 2016, included in our Annual Report on Form 10‑K for the fiscal year ended January 30, 2016. With respect to option awards granted in fiscal 2016, the underlying valuation assumptions are discussed in Note 10 to the Consolidated Financial Statements for the fiscal year ended January 28, 2017, included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017.

(4)

The amounts in this column for fiscal 2016 reflect that no cash awards were paid to Named Executive Officers under the 2016 Bonus Plan, which are discussed in further detail in the preceding section “Compensation Discussion and Analysis – Compensation Elements – Annual Bonuses.” The amounts in this column for fiscal 2015 reflect the cash awards paid to Named Executive Officers under the Company’s Annual Plan for executive officers for fiscal

2015. The amounts in this column for fiscal 2014 reflect the cash awards paid to Named Executive Officers under the Company’s bonus plan for executive officers for fiscal 2014.

(5)	The table below reflects the fiscal 2016 components of this column.

	Carl S.	Denise A.	Stephen J.	Dennis A.	Philo T.	Charles M.
	Rubin	Paulonis	Carlotti	Mullahy	Pappas	Sonsteby
Medical Benefits(a)	$25,990	$4,600	$18,812	$20,586	$20,938	$9,366
Insurance Premiums	6,613	3,516	4,908	4,468	6,943	9,658
Company Contributions to 401(k) and Group Universal Life Plan	2,677	2,616	—	—	2,683	2,667
Tax Reimbursement(b)	1,634	1,629	1,634	1,634	1,634	1,634
Relocation	—	28,425	2,724	—	—	—
Car Allowances / Company-Owned/Leased Automobile	17,732	—	—	—	7,200	7,200
Equity Bonus(c)	293,065	—	—	—	16,641	26,980
Total Other	$347,711	$40,786	$28,078	$26,688	$56,039	$57,505

(a)	The amounts in this row for all executive officers include Company‑paid medical benefits, including executive and spouse physicals.

(b)	Reimbursement of income taxes is related to relocation, long‑term disability insurance premiums and medical expenses.

(c)

The amounts in this row reflect cash dividend equivalent payments made to equity award holders upon vesting of restricted stock awards in fiscal 2016 related to the special dividend issued in July 2013 to our equity holders.

(6)	Ms. Paulonis was promoted to Executive Vice President – Chief Financial Officer in August 2016, and as such, became our principal financial officer.

(7)

The amounts in this column include a sign on bonus of $20,000, payable within 30 days of Mr. Carlotti’s start date, and a one-time bonus of $250,000, payable in April 2015, pursuant to the terms of Mr. Carlotti’s offer letter with the Company.

(8)

Mr. Mullahy was promoted to Executive Vice President – Supply Chain and Information Technology in September 2015, and as a result his bonus was pro-rated in relation to the length of his fiscal 2015 service at the Senior Vice President level (which has a lower level of bonus payout) and his fiscal 2015 service at the Executive Vice President level.

(9)

Mr. Sonsteby served as our principal financial officer in the role of Executive Vice President – Chief Administrative Officer and Chief Financial Officer during fiscal 2014, fiscal 2015 and fiscal 2016 until taking the position of Vice Chairman in August 2016 (in connection with Ms. Paulonis’s appointment noted in footnote 6 above).

Grants of Plan‑Based Awards for Fiscal 2016

The following table sets forth the plan‑based awards granted to our Named Executive Officers pursuant to Company plans during fiscal 2016.

Grants of Plan‑Based Awards

					All	All Other
					Other	Option
					Stock	Awards:	Exercise or	Grant Date
		Estimated Future Payouts			Awards:	Number of	Base	Fair Value
		Under Non-Equity Incentive			Number	Securities	Price of	of Stock
		Plan Awards(1)			Shares of	Underlying	Option	and
	Grant	Threshold	Target	Maximum	Stock	Options	Awards	Option
Name and Principal Position	Date	($)	($)	($)	(#)(2)	(#)	($/Sh)(2)	Awards(3)
Carl S. Rubin (4)	N/A	216,360	1,202,000	2,404,000
	9/14/2016				69,735
	9/14/2016					348,675	$23.90	$3,838,912
Denise A. Paulonis (5)	N/A	45,000	250,000	500,000
	8/29/2016				13,545
	8/29/2016					67,725	$24.61	$744,439
Stephen J. Carlotti (4)	N/A	65,166	362,032	724,064
	9/14/2016				7,671
	9/14/2016					38,355	$23.90	$412,857
Dennis A. Mullahy (4)	N/A	42,750	237,500	475,000
	9/14/2016				7,671
	9/14/2016					38,355	$23.90	$422,289
Philo T. Pappas (4)	N/A	65,957	366,426	732,852
	9/14/2016				7,671
	9/14/2016					38,355	$23.90	$422,289
Charles M. Sonsteby (4)	N/A	97,908	543,933	1,087,867
	9/14/2016				12,552
	9/14/2016					62,760	23.90	690,988

(1)

The threshold, target and maximum amounts in these columns show the range of payouts targeted for fiscal 2016 for performance under the 2016 Bonus Plan as discussed in further detail in “Compensation Discussion and Analysis – Compensation Elements – Annual Bonuses.” Bonuses were not paid for performance in fiscal 2016, as reflected in the Summary Compensation Table in the column entitled “Non‑Equity Incentive Plan Compensation.”

(2)	All grants of stock options have an exercise price equal to the closing price of our Common Stock on The NASDAQ Global Select Market, on the date of grant.

(3)	The amounts in this column represent the aggregate grant date fair value of the restricted stock and stock option awards as calculated in accordance with ASC 718.

(4)

Stock options and restricted stock units were granted effective September 14, 2016 vesting at the rate of 25% per year on each of the first through fourth anniversaries of September 14, 2016, or immediately upon the termination of the applicable Named Executive Officer’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and the applicable award agreement for such Named Executive Officer). Each applicable Named Executive Officer will receive all dividends and distributions, if any, paid with respect to the shares of vested restricted stock or units he holds, but if any such dividends or distributions are paid in shares of our capital stock, such shares will be subject to the same restrictions on transferability and vesting conditions as are the shares of restricted stock with respect to which they were paid.

(5)

Stock options and restricted stock units were granted to Ms. Paulonis effective August 29, 2016 vesting at the rate of 25% per year on each of the first through fourth anniversaries of August 29, 2016, or immediately upon the termination of Ms. Paulonis’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and the applicable award agreement for Ms. Paulonis). Ms. Paulonis will receive all dividends and distributions, if any, paid with respect to the shares of vested restricted stock or units she holds, but if any such dividends or distributions are paid in shares of our capital stock, such shares will be subject to the same restrictions on transferability and vesting conditions as are the shares of restricted stock with respect to which they were paid.

Employment Agreements with Certain Named Executive Officers

Rubin employment agreement

We entered into an employment agreement with Mr. Rubin, our current Chairman and Chief Executive Officer, which became effective on March 18, 2013, the date he commenced employment. The agreement provides for an annual base salary of $1,100,000, subject to increase in the Board’s discretion. Mr. Rubin is eligible to earn an annual incentive bonus at a target of 100% of his annual base salary and a maximum bonus of 200% of his annual base salary, based on performance criteria established by the Board for each fiscal year during his employment. Mr. Rubin receives no additional compensation for his service as a director of the Company.

In connection with the commencement of his employment, Mr. Rubin was granted an option to purchase 1,845,000 shares of the Company’s Common Stock at an exercise price of $18.25 (which was adjusted to $13.86 in connection with the payment of a dividend to holders of our Common Stock in July 2013). The option will vest pro rata on each of the first five anniversaries of the date of grant. Mr. Rubin also was granted 334,288 restricted shares of the Company’s Common Stock that will vest pro rata on the first through fifth anniversaries of the date of grant.

For more information about the payments and benefits payable to Mr. Rubin upon a termination of his employment, please see “Executive Compensation – Potential Payments upon Termination or Change of Control” below.

Outstanding Equity Awards at Fiscal Year‑End 2016

The following table sets forth information regarding equity awards held by our Named Executive Officers as of January 28, 2017.

	Option Awards				Stock Awards
						Value of
	Number of	Number of			Number of	Shares or
	Securities	Securities			Shares or	Units of
	Underlying	Underlying	Option		Units of	Stock That
	Unexercised	Unexercised	Exercise	Option	Stock That	Have Not
	Options (#)	Options (#)	Price	Expiration	Have Not	Vested
Name and Principal Position	Exercisable	Unexercisable	($)(1)	Date(2)	Vested (#)	($)(3)
Carl S. Rubin (4)					241,331	4,720,434
	807,000	738,000	13.86	3/17/2021
	63,131	189,394	23.10	9/29/2025
	—	348,675	23.90	9/13/2026
Denise A. Paulonis (5)					23,910	467,680
	33,700	33,700	22.75	12/8/2024
	6,043	18,127	23.10	9/29/2025
	—	67,725	24.61	8/28/2026
Stephen J. Carlotti (6)					37,019	724,092
	76,975	116,975	16.03	6/15/2024
	9,921	29,764	23.10	9/29/2025
	—	38,355	23.90	9/13/2026
Dennis A. Mullahy (7)					26,326	514,937
	80,367	26,790	15.56	1/21/2022
	12,368	12,367	15.16	8/11/2024
	18,038	54,112	23.10	9/29/2025
	—	38,355	23.90	9/13/2026
Philo T. Pappas (8)					23,467	459,015
	56,953	18,987	13.90	7/2/2021
	30,233	30,232	15.16	8/11/2024
	9,921	29,764	23.10	9/29/2025
	—	38,355	23.90	9/13/2026
Charles M. Sonsteby (9)					38,341	749,950

	80,566	—	6.55	1/4/2019
	215,566	—	11.14	1/4/2019
	92,322	30,776	13.90	7/2/2021
	49,473	49,472	15.16	8/11/2024
	16,234	48,701	23.10	9/29/2025
	—	62,760	23.90	9/13/2026

(1)

All stock option awards granted prior to June 27, 2014, our first day of listing on The NASDAQ Global Select Market, have an exercise price determined by us to be equal to or greater than the fair market value of our Common

Stock on the date of grant. Because prior to June 27, 2014, the Company was privately‑held and there was no public market for our Common Stock, the fair market value of our Common Stock was determined by our Board based on available information that was material to the value of our Common Stock at the time such determination was made, including any third‑party valuation reports, the principal amount of the Company’s indebtedness, the Company’s actual and projected financial results, and fluctuations in the market value of publicly traded companies in the retail industry. All stock option awards granted on or after June 27, 2014 have an exercise price equal to the closing price of our Common Stock on The NASDAQ Global Select Market on the date of grant.

(2)

All stock option awards granted prior to the approval of the Omnibus Plan by our stockholders on June 6, 2014, have an eight‑year term, and all stock option awards granted after the approval of the Omnibus Plan have a ten‑year term.

(3)	Market values reflect the closing price of our Common Stock on The NASDAQ Global Select Market on January 27, 2017 (the last business day of fiscal 2016), which was $19.56.

(4)

Stock options were granted to Mr. Rubin (i) effective March 18, 2013, vesting at the rate of 20% per year on each of the first through fifth anniversaries of March 18, 2013, or immediately upon a Change of Control (as defined in the Stockholders Agreement); (ii) effective September 30, 2015, vesting at the rate of 25% per year on each of the first through fourth anniversaries of September 30, 2015, or immediately upon the termination of Mr. Rubin’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Rubin’s stock option agreement) and (iii) effective September 14, 2016, vesting at the rate of 25% per year on each of the first through fourth anniversaries of September 14, 2016, or immediately upon the termination of Mr. Rubin’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Rubin’s stock option agreement). Mr. Rubin’s restricted stock awards with respect to 133,717 unvested shares of Common Stock vest 20% on each of the first through fifth anniversaries of March 18, 2013 or immediately upon a Change of Control (as defined in the Stockholders Agreement). Mr. Rubin’s restricted stock award with respect to 37,879 unvested shares of Common Stock vest 25% on each of the first through fourth anniversaries of September 30, 2015, or immediately upon the termination of Mr. Rubin’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Rubin’s restricted stock award agreement). Mr. Rubin’s restricted stock units award with respect to 69,735 unvested restricted stock units vests 25% on each of the first through fourth anniversaries of September 14, 2016, or immediately upon the termination of Mr. Rubin’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Rubin’s restricted stock unit award agreement). Mr. Rubin will receive all dividends and distributions, if any, paid with respect to the shares of vested restricted stock or units he holds, but if any such dividends or distributions are paid in shares of our capital stock, such shares will be subject to the same restrictions on transferability and vesting conditions as are the shares of restricted stock with respect to which they were paid.

(5)

Stock options were granted to Ms. Paulonis (i) effective December 9, 2014, vesting at the rate of 25% per year on each of the first through fourth anniversaries of December 9, 2014, or immediately upon a Change of Control (as defined in the Stockholders Agreement); (ii) effective September 30, 2015, vesting at the rate of 25% per year on each of the first through fourth anniversaries of September 30, 2015, or immediately upon the termination of Ms. Paulonis’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Ms. Paulonis’s stock option agreement) and (iii) effective August 29, 2016, vesting at the rate of 25% per year on each of the first through fourth anniversaries of August 29, 2016, or immediately upon the termination of Ms. Paulonis’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Ms. Paulonis’s stock option agreement). Ms. Paulonis’s restricted stock awards with respect to 6,740 unvested shares of Common Stock vest 25% on each of the first through fourth anniversaries of December 9, 2014, or immediately upon a Change of Control (as defined in the Stockholders Agreement). Ms. Paulonis’s restricted stock award with respect to 3,625 unvested shares of Common Stock vest 25% on each of the first through fourth anniversaries of September 30, 2015, or immediately upon the termination of Ms. Paulonis’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Ms. Paulonis’s restricted stock unit award agreement). Ms. Paulonis’s restricted stock units award with respect to 13,545 unvested restricted stock units vests 25% on each of the first through fourth anniversaries of August 29, 2016, or immediately upon the termination of Ms. Paulonis’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Ms. Paulonis’s restricted stock award agreement). Ms. Paulonis will receive all dividends and distributions, if any, paid with respect to the shares of vested restricted stock or units she holds, but if any such dividends or distributions are paid in shares of our capital stock, such shares will be subject to the same restrictions on transferability and vesting conditions as are the shares of restricted stock with respect to which they were paid.

(6)

Stock options were granted to Mr. Carlotti (i) effective June 16, 2014 vesting at the rate of 25% per year on each of the first through fourth anniversaries of June 16, 2014, or immediately upon the termination of Mr. Carlotti’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Carlotti’s stock option agreement); (ii) effective September 30, 2015 vesting at the rate of 25% per year on each of the first through fourth anniversaries of September 30, 2015, or immediately upon the termination of Mr. Carlotti’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Carlotti’s stock option agreement) and (iii) effective September 14, 2016, vesting at the rate of 25% per year on each of the first through fourth anniversaries of September 14, 2016, or immediately upon the termination of Mr. Carlotti’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Carlotti’s stock option agreement). Mr. Carlotti’s restricted stock award with respect to 23,395 unvested shares of Common Stock vest 25% on each of the first through fourth anniversaries of June 16, 2014, or immediately upon the termination of Mr. Carlotti’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Carlotti’s restricted stock award agreement). Mr. Carlotti’s restricted stock award with respect to 5,953 unvested shares of Common Stock vest 25% on each of the first through fourth anniversaries of September 30, 2015, or immediately upon the termination of Mr. Carlotti’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Carlotti’s restricted stock award agreement). Mr. Carlotti’s restricted stock units award with respect to 7,671 unvested restricted stock units vests 25% on each of the first through fourth anniversaries of September 14, 2016, or immediately upon the termination of Mr. Carlotti’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Carlotti’s restricted stock unit award agreement).Mr. Carlotti will receive all dividends and distributions, if any, paid with respect to the shares of vested restricted stock or units he holds, but if any such dividends or distributions are paid in shares of our capital stock, such shares will be subject to the same restrictions on transferability and vesting conditions as are the shares of restricted stock with respect to which they were paid.

(7)

Stock options were granted to Mr. Mullahy: (i) effective January 22, 2014 vesting at the rate of 25% per year on each of the first through fourth anniversaries of January 22, 2014, or immediately upon a Change of Control (as defined in the Stockholders Agreement); (ii) effective August 12, 2014 vesting at the rate of 25% per year on each of the first through fourth anniversaries of August 12, 2014, or immediately upon the termination of Mr. Mullahy’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Mullahy’s stock option agreement); (iii) effective September 30, 2015 vesting at the rate of 25% per year on each of the first through fourth anniversaries of September 30, 2015, or immediately upon the termination of Mr. Mullahy’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Mullahy’s stock option agreement); and (iv) effective September 14, 2016 vesting at the rate of 25% per year on each of the first through fourth anniversaries of September 14, 2016, or immediately upon the termination of Mr. Mullahy’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Mullahy’s stock option agreement). Mr. Mullahy’s restricted stock award with respect to 5,360 unvested shares of Common Stock vest 25% on each of the first through fourth anniversaries of January 22, 2014, or immediately upon a Change of Control. Mr. Mullahy’s restricted stock award with respect to 2,473 unvested shares of Common Stock vest 25% on each of the first through fourth anniversaries of August 12, 2014, or immediately upon the termination of Mr. Mullahy’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Mullahy’s restricted stock award agreement). Mr. Mullahy’s restricted stock award with respect to 10,822 unvested shares of Common Stock vest 25% on each of the first through fourth anniversaries of September 30, 2015, or immediately upon the termination of Mr. Mullahy’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Mullahy’s restricted stock award agreement). Mr. Mullahy’s restricted stock unit award with respect to 7,671 unvested restricted stock units vests 25% on each of the first through fourth anniversaries of September 14, 2016, or immediately upon the termination of Mr. Mullahy’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Mullahy’s restricted stock unit award agreement). Mr. Mullahy will receive all dividends and distributions, if any, paid with respect to the shares of vested restricted stock or units he holds, but if any such dividends or distributions are paid in shares of our capital stock, such shares will be subject to the same restrictions on transferability and vesting conditions as are the shares of restricted stock with respect to which they were paid.

(8)

Stock options were granted to Mr. Pappas (i) effective July 3, 2013 vesting at the rate of 25% per year on each of the first through fourth anniversaries of July 3, 2013, or immediately upon a Change of Control (as defined in the Stockholders Agreement); (ii) effective August 12, 2014 vesting at the rate of 25% per year on each of the first through fourth anniversaries of August 12, 2014, or immediately upon the termination of Mr. Pappas’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Pappas’s stock option agreement); (iii) effective September 30, 2015 vesting at the rate of 25% per year on each of the first through fourth anniversaries of September 30, 2015, or immediately upon the termination of Mr. Pappas’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Pappas’s stock option agreement); and (iv) effective September 14, 2016 vesting at the rate of 25% per year on each of the first through fourth anniversaries of September 14, 2016, or immediately upon the termination of Mr. Pappas’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Pappas’s stock option agreement). Mr. Pappas’s restricted stock award with respect to 3,797 unvested shares of Common Stock vest 25% on each of the first through fourth anniversaries of July 3, 2013, or immediately upon a Change of Control. Mr. Pappas’s restricted stock award with respect to 6,046 unvested shares of Common Stock vest 25% on each of the first through fourth anniversaries of August 12, 2014, or immediately upon the termination of Mr. Pappas’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Pappas’s restricted stock award agreement). Mr. Pappas’s restricted stock award with respect to 5,953 unvested shares of Common Stock vest 25% on each of the first through fourth anniversaries of September 30, 2015, or immediately upon the termination of Mr. Pappas’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Pappas’s restricted stock award agreement). Mr. Pappas’s restricted stock units award with respect to 7,671 unvested restricted stock units vests 25% on each of the first through fourth anniversaries of September 14, 2016, or immediately upon the termination of Mr. Pappas’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Pappas’s restricted stock unit award agreement). Mr. Pappas will receive all dividends and distributions, if any, paid with respect to the shares of vested restricted stock or units he holds, but if any such dividends or distributions are paid in shares of our capital stock, such shares will be subject to the same restrictions on transferability and vesting conditions as are the shares of restricted stock with respect to which they were paid.

(9)

Stock options were granted to Mr. Sonsteby: (i) effective January 5, 2011, vesting at the rate of 20% per year on each of the first through fifth anniversaries of October 4, 2010, or immediately upon a Change of Control (as defined in Stockholders Agreement); (ii) effective July 3, 2013 vesting at the rate of 25% per year on each of the first through fourth anniversaries of July 3, 2013, or immediately upon a Change of Control (as defined in the Stockholders Agreement); (iii) effective August 12, 2014 vesting at the rate of 25% per year on each of the first through fourth anniversaries of August 12, 2014, or immediately upon the termination of Mr. Sonsteby’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Sonsteby’s stock option agreement); (iv) effective September 30, 2015 vesting at the rate of 25% per year on each of the first through fourth anniversaries of September 30, 2015, or immediately upon the termination of Mr. Sonsteby’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Sonsteby’s stock option agreement) and (v) effective September 14, 2016, vesting at the rate of 25% per year on each of the first through fourth anniversaries of September 14, 2016, or immediately upon the termination of Mr. Sonsteby’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Sonsteby’s stock option agreement). Mr. Sonsteby’s restricted stock award with respect to 6,155 unvested shares of Common Stock vest 25% on each of the first through fourth anniversaries of July 3, 2013, or immediately upon a Change of Control. Mr. Sonsteby’s restricted stock award with respect to 9,894 unvested shares of Common Stock vest 25% on each of the first through fourth anniversaries of August 12, 2014, or immediately upon the termination of Mr. Sonsteby’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Sonsteby’s restricted stock award agreement). Mr. Sonsteby’s restricted stock award with respect to 9,740 unvested shares of Common Stock vest 25% on each of the first through fourth anniversaries of September 30, 2015, or immediately upon the termination of Mr. Sonsteby’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Sonsteby’s restricted stock award agreement). Mr. Sonsteby’s restricted stock unit award with respect to 12,552 unvested restricted stock units vests 25% on each of the first through fourth anniversaries of September 14, 2016, or immediately upon the termination of Mr. Sonsteby’s employment without cause within

12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Sonsteby’s restricted stock unit award agreement). Mr. Sonsteby will receive all dividends and distributions, if any, paid with respect to the shares of vested restricted stock or units he holds, but if any such dividends or distributions are paid in shares of our capital stock, such shares will be subject to the same restrictions on transferability and vesting conditions as are the shares of restricted stock with respect to which they were paid.

Option Exercises and Stock Vested for Fiscal 2016

The following table shows the number of stock options exercised by our Named Executive Officers, and stock awards held by our Named Executive Officers that vested, during fiscal 2016.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares	Value
	Acquired on	Value Realized	Acquired on	Realized on
	Exercise	on Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)
Carl S. Rubin	300,000	4,847,793	79,483	2,143,738	(2)

Denise A. Paulonis	—	—	4,579	108,518	(3)

Stephen J. Carlotti	40,000	518,800	13,681	361,082	(4)

Dennis A. Mullahy	—	—	10,202	234,551	(5)

Philo T. Pappas	232,775	4,063,984	77,685	1,876,031	(6)

Charles M. Sonsteby	185,566	3,862,757	14,350	374,345	(7)

(1)	Represents the stock price on The NASDAQ Global Select Market at exercise minus the option exercise price, multiplied by the number of shares acquired on exercise.

(2)

Represents the fair market value of the shares on the vesting dates, which was $27.50 with respect to 66,857 shares and $24.17 with respect to 12,626 shares, calculated as the closing stock price on The NASDAQ Global Select Market on the vesting dates or business day immediately following the vesting dates multiplied by the number of shares vesting. Mr. Rubin forfeited 28,032 restricted shares to cover his withholding tax obligations due upon vesting of restricted shares in fiscal 2016.

(3)

Represents the fair market value of the shares on the vesting dates, which was $23.53 with respect to 3,370 shares, and $24.17 with respect to 1,209 shares, calculated as the closing stock price on The NASDAQ Global Select Market on the vesting dates or business day immediately following the vesting dates multiplied by the number of shares vesting. Ms. Paulonis forfeited 1,324 restricted shares to cover her withholding tax obligations due upon vesting of restricted shares in fiscal 2016.

(4)

Represents the fair market value of the shares on the vesting dates, which was $26.77 with respect to 11,697 shares and $24.17 with respect to 1,984 shares, calculated as the closing stock price on The NASDAQ Global Select Market on the vesting dates or business day immediately following the vesting dates multiplied by the number of shares vesting. Mr. Carlotti forfeited 5,664 restricted shares to cover his withholding tax obligations due upon vesting of restricted shares in fiscal 2016.

(5)

Represents the fair market value of the shares on the vesting dates, which was $21.64 with respect to 5,357 shares, $25.40 with respect to 1,237 shares and $24.17 with respect to 3,608 shares, calculated as the closing stock price on The NASDAQ Global Select Market on the vesting dates or business day immediately following the vesting dates multiplied by the number of shares vesting. Mr. Mullahy forfeited 2,977 restricted shares to cover his withholding tax obligations due upon vesting of restricted shares in fiscal 2016.

(6)

Represents the fair market value of the shares on the vesting dates, which was $27.97 with respect to 24,600 shares, $27.65 with respect to 3,797 shares, $25.40 with respect to 3,024 shares, $24.17 with respect to 1,984 shares and $21.64 with respect to 44,280 shares, calculated as the closing stock price on The NASDAQ Global Select Market on the vesting dates or business day immediately following the vesting dates multiplied by the number of shares vesting. Mr. Pappas forfeited 24,458 restricted shares to cover his withholding tax obligations due upon vesting of restricted shares in fiscal 2016.

(7)

Represents the fair market value of the shares on the vesting dates, which was $27.65 with respect to 6,155 shares, $25.40 with respect to 4,948 shares and $24.17 with respect to 3,247 shares, calculated as the closing stock price on The NASDAQ Global Select Market on the vesting dates or business day immediately following the vesting dates multiplied by the number of shares vesting. Mr. Sonsteby forfeited 6,019 restricted shares to cover his withholding tax obligations due upon vesting of restricted shares in fiscal 2016.

Deferred Compensation Plan

During fiscal 2016, the Company established a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) for the Named Executive Officers and other highly compensated team members. The Deferred Compensation Plan provides participants with the opportunity to defer up to 75% of their base salary and up to 100% of their annual bonus. Participants are 100% vested in these deferrals and any related investment returns. The Company does not currently make any matching cash contributions to the participant accounts. As of the end of fiscal 2016, none of the Named Executive Officers had contributed to the Deferred Compensation Plan.

Potential Payments upon Termination or Change of Control

Mr. Rubin is entitled under his employment agreement, effective March 18, 2013 (the “Rubin Agreement”), to certain benefits in the event of termination. Ms. Paulonis and Messrs. Carlotti, Mullahy, Pappas and Sonsteby participate in the OSPP (as described below), which provides for severance payments and benefits upon certain terminations of employment.

In addition, in the event of a Change of Control (as defined in the Omnibus Plan), the Omnibus Plan provides for a range of possible actions with respect to outstanding equity awards, including acceleration of vesting. In the event of a transaction that constitutes a Change of Control for awards granted prior to the adoption of the Omnibus Plan on June 6, 2014, each Named Executive Officer, would be entitled to acceleration of his equity awards. In the event of a transaction that constitutes a Change of Control for awards granted following the adoption of the Omnibus Plan on June 6, 2014, each Named Executive Officer, would be entitled to acceleration of his equity awards in the event of a subsequent termination of employment within twelve months following the Change of Control. In addition, our Named Executive Officers may also be entitled to accelerated vesting of their respective equity awards upon a termination of employment, depending on the specific circumstance as set forth below. The payments for which the Named Executive Officers are eligible under various circumstances related to a Change of Control or termination of employment are detailed below.

The Omnibus Plan defines a “Change of Control” as follows (1) whenever used in an Award granted prior to the date of adoption of the Omnibus Plan, a “Change of Control” as defined in Stockholders Agreement, and (2) in every other case, a “Change of Control” means the occurrence of any of the following: (i) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock either (A) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (B) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction; (ii) any stock sale or other transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect from time to time), other than the Sponsors and their respective affiliated funds, excluding, in any case referred to in clause (i) or (ii) an initial public offering or any bona fide primary or secondary public offering following the occurrence of an initial public offering; or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

The Stockholders Agreement defines a “Change of Control” as the occurrence of any of the following: (i) any consolidation or merger of the Company with or into any other corporation or other person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock either (A) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (B) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire Board of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction; (ii) any stock sale or other transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any person and its affiliates or associates, other than the Sponsors and their affiliates and the affiliates of Highfields Capital Management LP, excluding, in any case, the Company’s initial public offering or any bona fide primary or secondary public offering following the occurrence of the initial public offering; or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

See “Proposal 2 – Approval of Proposed Plan” for additional information with respect to the Proposed Plan and potential payments upon a termination of employment or a change of control.

Rights and Potential Payments on Termination for Cause, Death, Disability and Voluntary Resignation

Cause. Each of the Rubin Agreement and the OSPP provides that no payments or benefits are due to a Named Executive Officer in the event of a termination for cause except amounts accrued and payable to such executive through the termination date. Under the 2014 Omnibus Plan, all stock options (whether vested or unvested) will immediately terminate on a termination of employment for cause.

Death. Each Named Executive Officer is provided a life insurance policy by the Company with a $1,000,000 benefit, which would be payable to the executive’s beneficiaries upon such executive’s death. The Rubin Agreement provides that his beneficiaries would be further entitled to an amount equal to his pro‑rated bonus for the year in which death occurs. Under the 2014 Omnibus Plan, the executive’s permitted transferee has the option within the one‑year period following the executive’s termination of employment (or through the option’s expiration date, if earlier) to exercise any in-the-money vested stock options held by the Named Executive Officer prior to his death. Assuming the executive’s death on January 28, 2017, the last day of our fiscal year, and that the executive’s permitted transferee exercised its option to exercise any vested stock options held by the Named Executive Officer at such time and to sell all of the shares owned by the Named Executive Officer, the estate of each Named Executive Officer would have realized, using a price of $19.56 per share of Common Stock, the closing price of our Common Stock on The NASDAQ Global Select Market on January 27, 2017 (the last business day of fiscal 2016), the following amounts for his or her shares (based on the spread of the fair market value of the Common Stock as of fiscal year end over the value of the applicable exercise prices for the in-the-money vested options): Carl S. Rubin, $4,598,456; Denise A. Paulonis, $0; Stephen J. Carlotti, $271,722; Dennis A. Mullahy, $376,244; Philo T. Pappas, $455,626 and Charles M. Sonsteby, $3,602,658.

Disability. The Company provides each Named Executive Officer with an executive long‑term disability policy for the benefit of such executive, which would afford such executive a right to disability benefits after 90 days of the executive becoming disabled in the amount of 67% of monthly compensation up to $20,000 per month. This benefit generally continues until the disability is resolved or age 65. Under the Rubin Agreement, Mr. Rubin would be further entitled to an amount equal to his pro‑rated bonus for the year in which his termination due to disability occurs. During the one‑year period following the executive’s termination of employment due to disability (or through the option’s expiration date, if earlier), the executive may exercise any vested stock options held by him prior to his termination. Assuming the executive exercised his or her option to exercise any in-the-money vested stock options held by him or her at such time and to sell all of the shares owned by the Named Executive Officer upon disability on the last day of fiscal 2016, the Named Executive Officer would have received, using a price of $19.56 per share of Common Stock, the closing price of our Common Stock on The NASDAQ Global Select Market on January 27, 2017 (the last business day of fiscal 2016), the following amounts for his or shares (based on the spread, if any, of the fair market value of the Common Stock as of fiscal year end over the value of the applicable exercise prices for the in-the-money vested options): Carl S. Rubin, $4,598,456; Denise A. Paulonis, $0; Stephen J. Carlotti, $271,722; Dennis A. Mullahy, $376,244; Philo T. Pappas, $455,626 and Charles M. Sonsteby, $3,602,658.

Voluntary resignation. In the event of a voluntary resignation of any of the Named Executive Officers, there are no payments or benefits that continue beyond what is accrued and payable through the termination date. In the event of a voluntary resignation (as well as any termination for any reason other than a termination of employment for cause) in the case where the executive is (i) at or above age 65 or (ii) at or above age 55 with five years of service to the Company, any vested options held by him will remain exercisable for two years following such resignation (or through the option’s expiration date, if earlier). In the event, the preceding is not applicable, the executive may exercise any vested options held by him prior to his resignation for up to 60 days following termination (or through the option’s expiration date, if earlier).

Rights and Potential Payment upon a Change of Control or Termination without Cause or with Good Reason

Rubin Employment Agreement

Pursuant to the Rubin Agreement, if Mr. Rubin’s employment is terminated by the Company without cause or by Mr. Rubin for good reason, then, for the two‑year period following the date of termination, he would be entitled, subject to signing a release of claims, to receive a severance benefit equal to (i) his base salary at the annual rate in effect on the date of termination, (ii) the amount of his annual target bonus for the year of termination and (iii) continued medical and dental benefits at the Company’s expense. Mr. Rubin’s severance entitlements are also subject to his compliance with certain restrictive covenants, including non‑competition, non‑hire, and non‑solicitation obligations during, and for two years following his employment.

Pursuant to the Rubin Agreement, “cause” means the following events or conditions, as determined by the Board in its reasonable judgment: (i) the willful failure to perform (other than by reason of disability), or gross negligence in the performance of, his material duties and responsibilities to the Company or any of its Affiliates (as defined in the Rubin Agreement), or willful failure to follow or carry out any lawful and reasonable direction of the Board, and the continuance of such willful failure or gross negligence for a period of 25 days after written notice; (ii) the willful material breach of any provision of this Agreement or any other material agreement between Mr. Rubin and the Company or any of its Affiliates and the continuance of such material breach for a period of 25 days after delivery of written notice to the executive; (iii) fraud, embezzlement, theft or other dishonesty with respect to the Company or any of its Affiliates; (iv) the conviction of, or a plea of nolo contendere to, any felony or any other crime involving dishonesty or moral turpitude; and (v) any other conduct that involves a willful and material breach of fiduciary obligation.

The term “good reason” means any of the following, if occurring without Mr. Rubin’s consent or other than for tax or other regulatory reasons: (i) removal of Mr. Rubin from the position of Chief Executive Officer or director of the Company (or a successor corporation), or his removal from a director or officer position of an Immediate Affiliate (as defined in the Rubin Agreement); (ii) material diminution in the nature or scope of his responsibilities, duties or authority, including the appointment or election of a Board Chairman who is also an executive officer of the Company, other than Mr. Rubin, a change in his direct reporting to the full Board or a change in reporting relationships resulting from the direct or indirect control of the Company (or a successor corporation) by another corporation or other entity or resulting from an acquisition by a person or entity of at least 50% of the equity, property or other assets of the Company or any of its Affiliates; provided, however, that any material diminution of the business of the Company or any of its Affiliates shall not constitute “good reason”; (iii) the material failure of the Company to provide him the base salary and annual bonus opportunity in accordance with the terms of the Rubin Agreement; or (iv) relocation of Mr. Rubin’s office to an area outside of a 50‑mile radius from the Company’s current headquarters in Irving, Texas. To qualify as a termination for good reason under the Rubin Agreement, notice to the Company must have been given by Mr. Rubin and the Company must have failed to cure the good reason within 30 days of receiving notice.

In addition to the Rubin Agreement, Mr. Rubin entered into agreements providing for his restricted stock grants and his stock option grants. These agreements provide that in the event of a Change of Control (as defined in the

Stockholders Agreement and above under “ – Potential Payments upon Termination or Change of Control”), all of Mr. Rubin’s restricted stock and stock options will immediately vest.

The Rubin Agreement provides no change of control severance benefits.

Officer Severance Pay Plan

In April 2008, the Board approved the OSPP, which was amended in July 2008 and was further amended on May 20, 2014, December 9, 2014 and March 21, 2017. The OSPP was established by the Company to provide certain severance benefits, subject to the terms and conditions of the OSPP, to designated officers (those with a position of Vice President or above, or an equivalent title as approved by the Compensation Committee, and excluding the Chief Executive Officer) in the event that their employment is permanently terminated as a result of a “Qualifying Termination”. For purposes of the OSPP, an executive is subject to a “Qualifying Termination” if:

•	the executive is on active payroll or is on an approved leave of absence with a right to reinstatement at the time his or her employment terminates;

•

the executive’s employment is terminated by the Company other than for “Cause” (which includes a refusal or failure to perform, or material negligence in the performance of, the executive’s duties, a material breach of a material agreement between the executive and the Company, fraud, embezzlement, theft, other dishonesty, the conviction of or plea of guilty or nolo contendere to a crime involving dishonesty or moral turpitude, breach of a fiduciary duty to the Company or violation of Company policy that could expose the Company to liability or could damage the Company’s business or reputation) and other than a result of death or disability;

•

the executive is not offered and has not accepted other employment with (1) an affiliate of the Company, (2) a successor of the Company, or (3) a purchaser of some or all of the assets of the Company, in each case: (a) in a position which the executive is qualified to perform regardless of whether the executive is subject to, among other things, a new job title, different reporting relationships or a modification of the executive’s duties and responsibilities; (b) in a position that, when compared with the executive’s last position with the Company, provides a comparable base salary and bonus opportunity; and (c) where there is no change in the executive’s principal place of employment to a location more than 35 miles from the executive’s principal place of employment immediately prior to the Qualifying Termination; and

•

the executive continues employment until the termination date designated by the Company or such earlier date to which the Company agrees, and, during the period from the date the executive receives notice of termination until the termination date, the executive continues to perform to the reasonable satisfaction of the Company.

Executives subject to a Qualifying Termination are entitled to the following benefits:

•

severance pay, payable in accordance with the Company’s normal payroll practices, at the following levels: (i) for the position of Vice President with less than two years of service, six months of base salary continuation; (ii) for the position of Vice President with two or more years of service, twelve months of base salary continuation; (iii) for the position of Senior Vice President, Executive Vice President or President with less than two years of service, twelve months of base salary continuation; and (iv) for the position of Senior Vice President, Executive Vice President or President with two or more years of service, eighteen months of base salary continuation;

•	a pro‑rated earned annual bonus for the year of termination; and

•

cash welfare benefit payments to be paid at a rate equal to (i) the Company‑paid portion of the group medical and dental plan premiums in effect for the executive (and his/her spouse and dependents, as applicable) immediately prior to the termination date, as pro‑rated for each payroll period, multiplied by (ii) 130%.

In order to obtain severance benefits under the OSPP, an executive must first execute a severance agreement and release with the Company that includes a waiver and release of any and all claims against the Company and a commitment that, for the greater of twelve months or the severance period, the executive will not solicit or hire any associate or distributor or vendor of the Company or its subsidiaries and will not directly or indirectly compete with, or join an organization that directly or indirectly competes with, the Company. Additionally, an executive officer will not be eligible for benefits under the OSPP if he or she is eligible for severance pay or other termination benefits under any other severance pay plan or under any employment agreement or other agreement with the Company or any of its affiliates.

Estimated Equity Payments

Had a Change of Control occurred on the last day of fiscal 2016 and the employment of each Named Executive Officer was subsequently terminated by the Company without cause, each Named Executive Officer would have realized the following values for their in-the-money unvested options, including those with accelerated vesting, (based on the spread, if any, of $19.56 per share of Common Stock, the closing price of our Common Stock on The NASDAQ Global Select Market on January 27, 2017 (the last business day of fiscal 2016), over the value of the applicable exercise prices for the options): Carl S. Rubin, $4,205,280; Denise A. Paulonis, $0; Stephen J. Carlotti, $412,922; Dennis A. Mullahy, $161,694; Philo T. Pappas, $240,570; and Charles M. Sonsteby, $392,002. Each Named Executive Officer would additionally have realized the following values for their unvested restricted shares and restricted stock units, including those with accelerated vesting: Carl S. Rubin, $4,720,434; Denise A. Paulonis, $467,680; Stephen J. Carlotti, $724,092; Dennis A. Mullahy, $514,937; and Philo T. Pappas, $459,015; and Charles M. Sonsteby, $749,950.

Estimated Separation Payments

The table below reflects the amount of compensation payable in the event of (i) an involuntary termination without cause or resignation for good reason to Mr. Rubin under his employment agreement and (ii) a Qualifying Termination of each of the other Named Executive Officers, under the OSPP described above. The amounts shown in the table for the Named Executive Officers, assume that the executive’s termination was effective as of the last day of the fiscal year, January 28, 2017, and have been determined, where applicable, using a price of $19.56 per share of Common Stock, the closing price of our Common Stock on The NASDAQ Global Select Market on January 27, 2017

(the last business day of fiscal 2016). The actual amounts, or value, to be paid to these Named Executive Officers can only be determined at the time of such executive’s separation from the Company.

	Executive Payments
	and Benefits
	upon Termination
	Without Cause
	or by Executive
	with Good Reason ($)
Carl S. Rubin
Salary	2,404,000
Bonus	1,202,000
Welfare Benefits	35,409	(1)
Total	3,641,409
Denise A. Paulonis
Salary	750,000
Bonus	250,000
Welfare Benefits	8,853	(1)
Total	1,008,853
Stephen J. Carlotti
Salary	835,459
Bonus	362,032
Welfare Benefits	26,556	(1)
Total	1,224,047
Dennis A. Mullahy
Salary	712,500
Bonus	237,500
Welfare Benefits	26,556	(1)
Total	976,556
Philo T. Pappas
Salary	845,598
Bonus	366,426
Welfare Benefits	26,556	(1)
Total	1,238,580
Charles M. Sonsteby
Salary	1,165,572
Bonus	543,933
Welfare Benefits	17,529
Total	1,727,034	(1)

(1)

Represents the estimated value of the cash amount that would be payable to the executive in respect of post-termination medical and dental benefits, including related tax gross-ups, under Mr. Rubin’s employment agreement or the OSPP, as applicable.

AUDIT COMMITTEE MATTERS

Audit Committee Report

We operate in accordance with a written charter adopted by the Board and reviewed annually by the Committee. We are responsible for overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and NASDAQ, the Audit Committee is composed entirely of members who are independent, as defined by the listing standards of the NASDAQ and the Company’s Corporate Governance Guidelines. Further, the Board has determined that one of our members (Mr. Mahoney) is an audit committee financial expert as defined by the rules of the SEC.

The Audit Committee met seven times during fiscal 2016, including four meetings held with Michaels’ Chief Financial Officer, Chief Accounting Officer and Ernst & Young LLP (“E&Y”), the Company’s independent registered public accounting firm, prior to the public release of the Company’s quarterly earnings announcements in order to discuss the financial information contained in the announcements.

We took numerous actions to discharge our oversight responsibility with respect to the audit process. We received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding E&Y’s communications with the Audit Committee concerning independence and discussed with E&Y its independence. We discussed Michaels’ internal control over financial reporting and the internal audit function’s organization, responsibilities, budget and staffing with management, the internal auditors and E&Y. We also reviewed with both E&Y and our internal auditors their audit plans, audit scope and identification of audit risks.

Furthermore, we discussed with E&Y communications required by the Standards of the PCAOB (United States), as described in PCAOB Auditing Standard No. 16, “Communications with Audit Committees,” and, with and without management present, reviewed and discussed the results of E&Y’s examination of Michaels’ financial statements. We also discussed the results of the internal audit examinations with and without management present.

Fees to Independent Registered Public Accounting Firm

The aggregate fees the Company paid for professional services rendered by E&Y for fiscal 2016 and fiscal 2015 were:

(in thousands)	2016	2015
Audit	$1,660,231	$1,323,077
Audit-Related	46,840	41,300
Tax	52,401	260,920
All Other	2,200	2,200
Total	$1,761,672	$1,627,497

•

Audit fees were for professional services rendered for the audits of Michaels’ consolidated financial statements including financial statement schedules, reviews of interim financial statements, subsidiary audits, assistance with review of documents filed with the SEC (including those related to our secondary offerings), audit work related to our acquisition of Lamrite West and certain of its affiliates and subsidiaries.

•	Audit‑related fees were for services related to our employee benefit plans.

•	Tax fees were for services related to tax compliance and routine consulting, including assistance with tax audits and appeals and international projects.

We pre‑approve all audit services and all permitted non‑audit services by E&Y, including engagement fees and terms. We have delegated the authority to take such action between meetings to the Audit Committee chair, who reports the decisions made to the full Audit Committee at its next scheduled meeting.

Our policies prohibit the Company from engaging E&Y to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information system design and implementation, appraisal or valuation services, fairness opinions or contribution‑in‑kind reports, actuarial services, internal audit outsourcing, any management function, legal services or expert services not related to the audit, broker‑dealer, investment adviser, or investment banking services or human resource consulting. In addition, we evaluate whether Michaels’ use of E&Y for permitted non‑audit services is compatible with maintaining E&Y’s independence. We concluded that E&Y’s provision of non‑audit services in fiscal 2016, which we approved in advance, was compatible with its independence.

We reviewed the audited financial statements of the Company as of January 28, 2017 with management and E&Y. Management has the responsibility for the preparation of Michaels’ financial statements, and E&Y has the responsibility for the audit of those statements.

Based on these reviews and discussions with management and E&Y, we resolved that Michaels’ audited financial statements be included in its Annual Report on Form 10‑K for the fiscal year ended January 28, 2017 for filing with the SEC. We also have selected E&Y as the independent registered public accounting firm for fiscal 2017.

THE AUDIT COMMITTEE

John J. Mahoney, Chair
Monte E. Ford Karen Kaplan

PROPOSAL 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF MICHAELS 2014 OMNIBUS LONG-TERM INCENTIVE PLAN

In June 2014, stockholders approved the Michaels 2014 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”). On April 10, 2017, the Board adopted, subject to stockholder approval, the amendment and restatement of the Omnibus Plan (such amendment and restatement, the “Proposed Plan”). Included in the Proposed Plan is an increase by 7,250,000 of the total number of shares that may be granted under the Proposed Plan and re-approval of the material terms of the performance goals for awards under the Proposed Plan that are intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code. Further, the Proposed Plan also amends the Omnibus Plan to better align with certain corporate governance principles and best practices, including the implementation of minimum vesting requirements, removal of certain share recycling provisions and prohibition of dividend equivalent accruals on certain awards. As a NASDAQ-listed company, we are required to seek the approval of our stockholders before increasing the number of shares available for issuance under an equity compensation plan. Further, stockholder approval is required for exemption under Section 162(m) with respect to performance-based compensation.

The purpose of any equity compensation plan of the Company is to assist in recruitment and retention of our executives, directors, and other team members, as well as to align the long-term interests of our stockholders with management and our independent directors. Under the Omnibus Plan, there were, as of April 12, 2017:

•	9,086,193 options outstanding with a weighted average exercise price of $19.12 and a weighted average term of 7.18 years;
•	816,824 unvested restricted stock awards outstanding;
•	1,661,798 unvested restricted stock units outstanding; and
•	2,763,737 shares available for issuance (of the 21,303,765 shares authorized for grant or award).

If we do not obtain stockholder approval of the Proposed Plan, we will eventually have insufficient shares remaining under the Omnibus Plan to continue to provide equity-based compensation to executives and independent directors. The Company may then need to consider using alternative forms of compensation in our compensation packages as recruitment and retention tools.

With the share increase, there are 10,013,737 shares available for issuance (of the 28,553,765 shares authorized for grant or award) under the Proposed Plan. Although the Board has not determined the benefits or amounts that will be received by or allocated to any individuals under the Proposed Plan, we expect the number of shares under the Proposed Plan to be sufficient for award grants for the next three years, based on historical share usage. Approval of the Proposed Plan will allow the Company to continue to competitively recruit, retain, compensate and incentivize our executives, directors and other team members.

The Company will not grant any awards pursuant to the Proposed Plan prior to stockholder approval. Any awards granted by the Company prior to the Annual Meeting will be granted pursuant to the Omnibus Plan.

Stockholder re-approval of the performance goals under the Proposed Plan would preserve the Company’s ability to provide performance-based compensation under the Proposed Plan that is exempt from the deduction limitations under Section 162(m). Section 162(m) generally provides that compensation provided by a publicly held corporation to its “covered employees” (the corporation’s chief executive officer or any of its three most highly paid executive officers (other than its chief executive officer or chief financial officer)) is not deductible by the corporation for U.S. federal income tax purposes for any taxable year to the extent it exceeds $1 million. This limitation does not apply to compensation that qualifies as exempt performance-based compensation by meeting certain requirements under Section 162(m), including the requirement that the material terms of the related performance goals be disclosed to and approved by the corporation’s stockholders not less frequently than every five years. Under Section 162(m), the material terms include the class of eligible employees, a description of the business criteria on which the performance goals may be based and the maximum amount that can be paid to any participant for a specified period. These terms are described below for the Proposed Plan. The performance goals set forth in the Proposed Plan were last approved by our stockholders at the Company’s 2015 Annual Meeting of Stockholders, and there have been no changes to the list of potential performance goals since that time.

We believe that it is in the Company’s and its stockholders’ best interests to approve the material terms of the performance goals under the Proposed Plan, as required for purposes of the performance-based compensation exemption, so that the Company is in a position to maximize corporate deductibility of the Company’s equity compensation to the extent that it is practicable to do so, permissible under Section 162(m), and the Compensation Committee has determined to seek such deduction under Section 162(m). Although stockholder approval is one of the requirements for exemption under Section 162(m), even with stockholder approval, there can be no guarantee that compensation will be treated as exempt performance-based compensation under Section 162(m). Furthermore, the Compensation Committee will continue to have authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

It is the judgment of the Board that the approval of the Proposed Plan is in the best interests of the stockholders.

Description of the Proposed Plan

The Proposed Plan permits the grant of options, stock appreciation rights (“SARs”) restricted stock, restricted stock units and other stock-based awards. The following summary of the material features of the Proposed Plan is entirely qualified by reference to the full text of the Proposed Plan, approved by the Board on April 10, 2017, a copy of which is attached hereto as Appendix A.

Eligibility and Administration

The “Administrator” of the Proposed Plan is our Compensation Committee. The Compensation Committee may delegate, at its discretion, (i) its duties, powers and responsibilities to one or more of its members (or other members of the Board, including the full Board); (ii) the power to grant awards to the extent permitted by law to one or more officers of the Company; and (iii) certain ministerial tasks to employees or other persons. Key team members, directors and consultants and advisors to the Company and its affiliates may receive awards under the Proposed Plan. Eligibility for incentive stock options is limited to employees of Michaels or its subsidiaries. Eligibility for options other than incentive stock options is limited to individuals providing direct services to Michaels or its subsidiaries.

Effective Date and Expiration

On the condition that we obtain majority stockholder approval of the Proposed Plan at the Annual Meeting, the Proposed Plan will become effective on June 7, 2017. Unless earlier terminated by the Administrator, the Proposed Plan will terminate on May 20, 2024, the 10th anniversary of the adoption of the original 2014 Omnibus Long-Term Incentive Plan.

Stock Subject to the Proposed Plan; Share Recycling

As described above, there will be 28,553,765 shares authorized for grant or award under the Proposed Plan. The maximum number of shares of Common Stock with respect to which an individual may be granted awards under the Proposed Plan during any calendar year are: 5,000,000 shares underlying stock options; 5,000,000 shares underlying SARS; 5,000,000 shares underlying awards other than stock options SARs or cash awards; and $10,000,000 in cash awards.

Common Stock delivered by the Company under the Proposed Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company. No fractional shares of Common Stock will be delivered under the Proposed Plan.

Certain share recycling provisions from the Omnibus Plan were excluded from the Proposed Plan. These provisions treated shares withheld by the Company from an award either (i) in payment of the exercise price or (ii) to satisfy tax withholding requirements as not being delivered under the Omnibus Plan.

Dividend Accrual

Under the Proposed Plan, dividends and dividend equivalents will not accrue on stock options or SARs. Dividends and dividend equivalents may accrue on equity awards other than stock options and SARs, but until such award vests, will not be paid by the Company and are subject to forfeiture.

Vesting

The Administrator determines the time or times at which an award will vest or become exercisable. Under the Proposed Plan, the Administrator may at any time accelerate the vesting or exercisability of an award, consistent with the Omnibus Plan. All awards under the Proposed Plan must require that the award be held by the grantee for a period of at least one year prior to vesting, exercisability, settlement, payment or distribution, as applicable. Five percent of the shares reserved for issuance under the Proposed Plan are exempt from this minimum vesting requirement. Under the current Omnibus Plan, minimum vesting is not required.

Taxes

The delivery, vesting and retention of stock, cash or other property under an award are conditioned upon full satisfaction by the individual of all tax withholding requirements with respect to the award. The Administrator may, but need not, hold back shares from an award or permit an individual to tender previously owned shares of stock in satisfaction of tax withholding requirements, not in excess of the minimum withholding required by law.

Covered Transactions

A Covered Transaction (as defined in the Proposed Plan) can include a merger of the Company, a sale of substantially all of the assets or outstanding Common Stock of the Company, or a dissolution or liquidation of the Company. In the event of a Covered Transaction, the Administrator may accelerate award vesting and exercisability, in full or in part, in each case on a basis that gives the holder of the award a reasonable opportunity, as determined by the Administrator, to participate as a stockholder in the Covered Transaction.

Awards under the Proposed Plan

Options

The Proposed Plan authorizes the grant of stock options, entitling the holder to acquire shares of Common Stock upon payment of the exercise price. In addition, the Proposed Plan authorizes the Administrator to grant stock options that are meant to be “incentive stock options” within the meaning of Section 422 of the Code. The exercise of an option permits the participant to purchase shares of Common Stock from Michaels at a specified exercise price per share. The exercise price granted under the Proposed Plan will be no less than the fair market value of the stock on the date of grant, except with respect to substitute awards granted in connection with certain corporate transactions involving the Company. Stock options have a maximum term of 10 years after the date of grant (or five years from the date of grant in the case of an incentive stock option granted to a ten-percent stockholder).

SARs

The Proposed Plan authorizes the grant of SARs, which are rights entitling the holder upon exercise to receive an amount (payable in cash or Common Stock of equal value) equal to the excess of the fair market value of the shares of Common Stock subject to the right over the base value from which appreciation under the SAR is to be measured. The base value granted under the Proposed Plan will be no less than the fair market value of the stock on the date of grant, except with respect to substitute awards granted in connection with certain corporate transactions involving the Company. SARs have a maximum term of 10 years after the date of grant (or five years from the date of grant in the case of an incentive stock option granted to a ten-percent stockholder).

Restricted Stock Awards and Units

Restricted stock award grants under the Proposed Plan are subject to restrictions requiring that the restricted stock is redelivered or offered for sale to the Company if specified conditions are not satisfied, including performance or other vesting conditions. Holders of restricted stock have voting rights with respect to such restricted stock.

The Proposed Plan also authorizes the grant of Restricted Stock Units. Delivery of Common Stock or cash in lieu of the Restricted Stock Units is subject to the satisfaction of specified performance or other vesting conditions.

Performance Awards

The Proposed Plan authorizes the grant of performance awards, which are any award subject to performance criteria. Performance criteria include Performance Criteria (described below), other than the passing of time or continued employment with Michaels.

Other Awards

The Administrator may grant other forms of awards payable in cash or shares of Common Stock under the Proposed Plan. The terms and conditions of such other form of award shall be specified by the grant.

Performance Criteria

Awards under the Proposed Plan may be made subject to the attainment of an objectively determinable measure or measures of performance (“Performance Criteria”) relating to any or any combination of the following: sales; net sales; comparable store sales; sales by location or store type; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, and/or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; operating efficiencies; operating income; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; buyer contribution; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. Any Performance Criteria may be measured by reference to an index or indices, or relative to a peer group, and determined either by reviewing the Company as a whole, or business line or subsidiary of the Company.

U.S. Federal Income Tax Consequences under the Proposed Plan

The following is a summary of some of the material U.S. federal income tax consequences associated with the grant and exercise of awards under the Proposed Plan under current U.S. federal tax laws and certain other tax considerations associated with awards under the Proposed Plan as of the date hereof. The summary does not address tax rates or non-U.S. or U.S. state or local tax consequences, nor does it address employment-tax or other U.S. federal tax consequences, except as noted.

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a tax deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, generally any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

NSOs. In general, a participant has no taxable income upon the grant of an NSO but realizes taxable income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding tax deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

SARs. The grant of a SAR does not itself result in taxable income to a participant, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock or other property received. A corresponding tax deduction is generally available to the Company at that time.

Restricted Stock. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have taxable income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding tax deduction is generally available to the Company in the same year that the participant recognizes ordinary income. However, a participant may make an election under Section 83(b) of the Code (“83(b) election”) to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding tax deduction will generally be available to the Company in the same year that the participant recognizes ordinary income. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the Proposed Plan, the holding period in the shares begins just after the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Unrestricted Stock. A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at the time of such purchase or award, as applicable, over the purchase price, if any, and a corresponding tax deduction is generally available to the Company in the same year that the participant recognizes ordinary income. A participant who purchases or is awarded restricted stock has income as described in the preceding paragraph.

Restricted Stock Units. The grant of a restricted stock unit does not itself generally result in taxable income. Participants are generally taxed upon settlement (and a corresponding tax deduction is generally available to the Company) of a restricted stock unit, unless he or she has made a proper election to defer the receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Section 162(m). Stock options, SARs and certain performance awards under the Proposed Plan are generally intended to be exempt or eligible for exemption from the deductibility limits of Section 162(m). However, the Committee will have discretionary authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

Certain Change of Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of stock options or the vesting and payments of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards may be subject to an additional 20% federal tax and may be non-deductible to the Company.

Proposed Plan Benefits

The Compensation Committee has full discretion to determine the number and amount of awards to be granted to participants under the Proposed Plan, subject to certain annual limits described above and the other terms of the Proposed Plan. Therefore, future benefits or amounts that will be issued under the Proposed Plan are not determinable at this time.

Your Board of Directors unanimously recommends a vote FOR Proposal 2, Approval of Amendment and Restatement of Michaels 2014 Omnibus Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2018, and has directed that management submit the selection of that firm to the stockholders for ratification at the Annual Meeting. Representatives of E&Y are expected to attend the Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer appropriate questions from the stockholders.

Stockholder ratification of the selection of E&Y as the Company’s independent registered public accounting firm is not required by the bylaws or otherwise. However, we are submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain E&Y. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

For information concerning fees paid to E&Y during fiscal 2016 and fiscal 2015, see “Fees to Independent Registered Public Accounting Firm” above.

Your Board of Directors unanimously recommends a vote FOR Proposal 3, Ratification of Selection of Independent Registered Public Accounting Firm.

VOTING REQUIREMENTS AND PROXIES

The affirmative vote of the holders of a plurality of votes properly cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. All other proposals require the approval by holders of a majority of votes properly cast by the stockholders entitled to vote at the Annual Meeting.

If you vote your shares by mail, telephone or Internet, your shares will be voted in accordance with your directions. If you do not indicate specific choices when you vote by mail, telephone or Internet, your shares will be voted for the election of the director nominees, the approval of the Proposed Plan and for the ratification of the appointment of the independent registered public accounting firm. The persons named as proxies will also be able to vote your shares at postponed or adjourned meetings. If any nominee should become unavailable, your shares will be voted for another nominee selected by the Board or for only the remaining nominees. If your shares are held in the name of a broker or nominee and you do not instruct the broker or nominee how to vote, brokers or nominees are not permitted to vote your shares on any matter other than Proposal 3 (Ratification of the Independent Registered Public Accounting Firm). With respect to the election of directors or the approval of the Proposed Plan, if you do not instruct the broker or nominee how to vote, or if you abstain or withhold authority to vote on any matter, your shares will not be counted as having been voted on that matter, but will be counted as in attendance at the meeting for purposes of a quorum.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

A stockholder who intends to present a proposal at the 2018 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Corporate Secretary no later than December 25, 2017. Written proposals may be mailed to us at The Michaels Companies, Inc., 8000 Bent Branch Drive, Irving, TX 75063 Attn: Corporate Secretary. A stockholder who intends to nominate a director or present any other proposal at the 2018 Annual Meeting of Stockholders but does not wish the proposal to be included in the proxy materials for that meeting must provide written notice of the nomination or proposal to us no earlier than February 7, 2018 and no later than March 9, 2018. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our bylaws, which are available at http://investors.michaels.com, describe the requirements for submitting proposals at the Annual Meeting. The notice must be given in the manner and must include the information and representations required by our bylaws.

OTHER MATTERS

At the time of mailing of this proxy, we do not know of any other matter that may come before the Annual Meeting and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment, the persons named as proxies will have discretionary authority to vote the shares represented by the proxies in accordance with their own judgment, including the authority to vote to adjourn the meeting.

We will bear the cost of solicitation of proxies. Our officers, directors and other team members may assist in soliciting proxies by mail, telephone and personal interview.

APPENDIX A

THE MICHAELS COMPANIES, INC.
SECOND  AMENDED AND RESTATED 2014 OMNIBUS LONG-TERM INCENTIVE PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The Plan is an amendment and restatement of the 2006 Plan, effective as of the Date of Adoption with respect to Awards granted prior to, on or after such date, subject only to Section 9 of the 2006 Plan, and is further amended and restated effective as of the Second Restatement Date; provided, for the avoidance of doubt, that as to Stock Options granted prior to the Date of Adoption, no provision of this amendment and restatement shall have effect to the extent it would result (as determined by the Administrator) in a deemed new grant for purposes of Sections 409A or 422 of the Code.  The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary or appropriate to carry out the purposes of the Plan.  Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares.  The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan (including, for the avoidance of doubt, Awards granted prior to, on or after the Second Restatement Date) is 28,553,765.  Up to the total number of shares available for Awards to employee Participants may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan.  For purposes of this Section 4(a), the number of shares of Stock delivered in satisfaction of Awards will be determined by treating (i) as not having been delivered any shares of Stock underlying the portion of an Award that is settled in cash or the portion of any Award that expires, terminates or is forfeited prior to the issuance of Stock thereunder, and (ii) as having been delivered any shares of Stock withheld by the Company from any Award in payment of the exercise price of any Award requiring exercise or in satisfaction of the tax withholding requirements with respect to any Award.

(b) Type of Shares.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company.  No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits. The following additional limits will apply to Awards of the specified type granted, or in the case of Cash Awards payable, to any person in any calendar year:
(1) Stock Options: 5,000,000 shares of Stock.
(2) SARs: 5,000,000 shares of Stock.
(3) Awards other than Stock Options, SARs or Cash Awards: 5,000,000 shares of Stock.
(4) Cash Awards: $10,000,000.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock subject to those Awards; (iii) the share limit under clause (3) refers to the maximum number of shares of Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (3) assuming a maximum payout; and (iv) the dollar limit under clause (4) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (4) assuming a maximum payout.  The foregoing provisions will be construed in a manner consistent with Section 162(m), including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards.

(d) Other Limitations.  (i) No portion of any grant of Restricted Stock may be scheduled to vest prior to the date that is one year following the date the Restricted Stock is granted; (ii) no portion of any grant of a Stock Option or SAR may be scheduled to become exercisable prior to the date that is one year following the date the Stock Option or SAR is granted; (iii) no portion of any grant of a Restricted Stock Unit, Performance Award or Cash Award may be scheduled to vest or be settled, paid or distributed prior to the date that is one year following the date the applicable Restricted Stock Unit, Performance Award or Cash Award is granted; provided, however, that Awards that result in the issuance (as determined in accordance with the rules set forth in Section 4(a)) of an aggregate of up to five percent of the shares of Stock reserved for issuance under Section 4(a) may be granted to eligible persons without regard to the minimum vesting, exercisability, settlement, payment and distribution provisions of this Section 4(d).

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among key Employees of, directors of, and consultants and advisors to, the Company and its Affiliates.  Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.  Eligibility for Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E).

6. RULES APPLICABLE TO AWARDS
(a) All Awards.

(1) Award Provisions.  The Administrator will determine the terms of all Awards, subject to the terms and limitations provided herein.  By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan.  Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability.  Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution.  During a Participant’s lifetime, ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), SARs and NSOs) may be exercised only by the Participant.  The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs to any transferee eligible to be covered by the provisions of Form S-8 (under the Securities Act of 1933), subject to such limitations and exceptions as the Administrator may impose.

(4) Vesting, etc.   The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable.  Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration.  Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A) Immediately upon the cessation of the Participant’s Employment and except as provided in (B) and (C) below, each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B) Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of sixty (60) days or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death or Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending with the first anniversary of the Participant’s death or Disability, as the case may be, or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D) All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.

(5) Additional Restrictions.  The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality.  Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with Section 10D of the Securities Exchange Act of 1934, as amended, or any stock exchange or similar rule adopted under said Section.

(6) Taxes.  The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award.  The Administrator will prescribe such rules for the withholding of taxes as it deems necessary.  The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(7) Dividend Equivalents, Etc.  The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (A) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains unvested or otherwise subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award, and (B) no dividends or dividend equivalents shall be payable with respect to Options or SARs.  Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A.

(8) Rights Limited.  Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan.  The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(9) Section 162(m).  In the case of any Performance Award (other than a Stock Option or SAR) intended to qualify for the performance-based compensation exception under Section 162(m), the Administrator will establish the applicable Performance Criterion or Criteria in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)) and, prior to the event or occurrence (grant, vesting or payment, as the case may be) that is conditioned on the attainment of such Performance Criterion or Criteria, will certify whether it or they have been attained.  The preceding sentence will not apply to an Award eligible (as determined by the Administrator) for exemption from the limitations of Section 162(m) by reason of the post-initial public offering transition relief in Section 1.162-27(f) of the Treasury Regulations.

(10) Coordination with Other Plans.   Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates.  For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).  In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(11) Section 409A.  Each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(12) Fair Market Value.   In determining the fair market value of any share of Stock under the Plan, the Administrator will make the determination in good faith consistent with the rules of Section 422 and Section 409A to the extent applicable.

(b) Stock Options and SARs.

(1) Time And Manner Of Exercise.   Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award.  A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2) Exercise Price.  The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.  Except in connection with a corporate transaction involving the Company (which term shall include, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise prices of outstanding Stock Options or the base values from which appreciation under outstanding SARs are to be measured, nor may the Company cancel, exchange, substitute, buyout or surrender outstanding Stock Options or SARs in exchange for cash, Stock Options with an exercise price that is less than the exercise price of the original Stock Options, SARs with a base value that is less than the base value of the original SARs, or other Awards, other than in accordance with the stockholder approval requirements of The Nasdaq Global Select

Market. Fair market value will be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

(3) Payment Of Exercise Price.  Where the exercise of an Award is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to the Administrator or by such other legally permissible means, if any, as may be acceptable to the Administrator.

(4) Maximum Term.  Stock Options and SARs will have a maximum term not to exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above); provided, however, that, if a Participant still holding an outstanding but unexercised NSO or SAR ten (10) years from the date of grant (or, in the case of an NSO or SAR with a maximum term of less than ten (10) years, such maximum term) is prohibited by applicable law or a written policy of the Company applicable to similarly situated employees from engaging in any open-market sales of Stock, and if at such time the Stock is publicly traded (as determined by the Administrator), the maximum term of such Award will instead be deemed to expire on the thirtieth (30th) day following the date the Participant is no longer prohibited from engaging in such open market sales.

7. EFFECT OF CERTAIN TRANSACTIONS
(a) Mergers, etc. Except as otherwise provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction:

(1) Assumption or Substitution.  If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquirer or survivor or an affiliate of the acquirer or survivor.

(2) Cash-Out of Awards.   Subject to Section 7(a)(5) below the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3) Acceleration of Certain Awards.   Subject to Section 7(a)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that any Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction.  Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) upon consummation of the Covered Transaction, other than Awards assumed pursuant to Section 7(a)(1) above.

(5) Additional Limitations.  Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction.  For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition.  In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Changes in and Distributions With Respect to Stock.

(1) Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments.  The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
8. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived.  The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933 or any applicable state or non-U.S. securities law.  Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates.  In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted.  Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11. MISCELLANEOUS

(a) Arbitration.  The Company agrees, and each Participant agrees as a condition to accepting an Award hereunder, to attempt in good faith to resolve any controversy or claim arising out of or relating to this Plan or any Award hereunder promptly by negotiations between themselves or their representatives who have authority to settle the controversy.  If the matter has not been resolved within sixty (60) days of the initiation of such procedure, the applicable Participant or the Company may require that the matter be submitted to final and binding arbitration under the Employment Arbitration Rules and Mediation Procedures of American Arbitration Association (the “AAA”).  The arbitration shall be held before a single arbitrator mutually agreed upon by the Parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the AAA, then before a single arbitrator having reasonable experience in corporate incentive plans of the type provided for in this Plan and who is chosen by the AAA.  The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1, et seq. (the “FAA”), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Any award of the arbitrator shall be final and binding upon such Parties (subject only to judicial review of the award under and in accordance with the FAA).  The place of arbitration shall be Dallas, Texas, or any other location mutually agreed to between the applicable Parties.  The arbitrator shall state, in writing, the reasoning on which the award rests.  Arbitration under this paragraph shall be the sole and exclusive remedy for any disputes arising out of relating to this Plan or any Award hereunder; provided, however, that this paragraph shall not preclude any Party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary or permanent injunction with respect to the enforcement of obligations of non-competition, non-solicitation, confidentiality and/or similar restrictions.  As a condition to accepting an Award hereunder, each Participant expressly waives any rights he or she may have to bring any claim arising out of or relating to this Plan or any Award hereunder to arbitration on a class or collective basis and agrees that an arbitrator will not have the authority to consolidate any such claims in a single proceeding.

(b) Limitation of Liability.  Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 11(c) will limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for any payment in connection with any such acceleration of income or additional tax.

12. ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions.  The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable.  All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

13. GOVERNING LAW

(a) Certain Requirements of Corporate Law.  Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) Other Matters.  Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Texas without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c) Jurisdiction.  By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of  the United States District Court for the Northern District of Texas for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the Northern District of Texas; and (c)  waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“2006 Plan”: The Plan (formerly known as The Michaels Stores, Inc. 2006 Equity Incentive Plan and later renamed The Michaels Companies, Inc. Equity Incentive Plan) as in effect from time to time prior to the Date of Adoption.

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate.  In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”:  The Board of Directors of the Company.

“Cash Award”:  An Award denominated in cash.

“Cause”: With respect to any Participant, the following events or conditions, as determined by the Administrator in its reasonable judgment:  (i) the refusal or failure to perform (other than by reason of disability), or material negligence in the performance of such Participant’s duties and responsibilities to the Company or any of its Affiliates, or refusal or failure to follow or carry out any reasonable direction of the Board, and the continuance of such refusal, failure or negligence for a period of 10 days after written notice delivered by the Company to such Participant that specifically identifies the manner in which the Participant has refused or failed to perform, or been negligent in performing, his or her duties; (ii) the material breach by such Participant of any provision of any material agreement between such Participant and the Company or any of its Affiliates; (iii) fraud, embezzlement, theft or other dishonesty by such Participant with respect to the Company or any of its Affiliates; (iv) the conviction of, or a plea of nolo contendere by, such Participant to any felony or any other crime involving dishonesty or moral turpitude; and (v) any other conduct that involves a breach of fiduciary duty to the Company on the part of such Participant.

“Change of Control”:  (i) Whenever used in an Award granted prior to the Date of Adoption, a “Change of Control” as defined in the Amended and Restated Stockholders Agreement among Michaels Stores, Inc. and Certain Stockholders of Michaels Stores, Inc., originally dated as of October 31, 2006 and as amended from time to time and in effect (unless otherwise defined in the documentation specifying the terms of such Award, in which case such other definition shall control), and (ii) in every other case, a “Change of Control” as defined in the relevant Award documentation.

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”:  The Michaels Companies, Inc.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company.  Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”:  May 20, 2014

“Disability”:  In the case of any Participant who is a party to an employment or severance-benefit agreement that contains a definition of “Disability,” (or words with similar or correlative meanings) the definition set forth in such agreement will apply with respect to such Participant under the Plan.  In the case of any other Participant, “Disability” will mean a disability that would entitle a Participant to long-term disability benefits under the Company’s long-term disability plan to which the Participant participates.  Notwithstanding the foregoing, in any case in which a benefit that constitutes or includes “nonqualified deferred compensation” subject to Section 409A would be payable by reason of Disability, the term “Disability” will mean a disability described in Treas. Regs. Section 1.409A-3(i)(4)(i)(A).

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”:  A Participant’s employment or other service relationship with the Company and its Affiliates.  Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or an Affiliate.  If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.  Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations.  The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred.  Any such written election will be deemed a part of the Plan.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422.  Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”:  A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”:  An Award subject to Performance Criteria.  The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”:  Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting, payment or full enjoyment of an Award.  For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure or objectively determinable measures of performance relating to any or any combination of the following (measured absolutely, by reference to an index or indices, or relative to a peer group, and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; net sales; comparable store sales; sales by location or store type; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, and/or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; operating efficiencies; operating income; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; buyer contribution; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.  A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.  To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”:  The Michaels Companies, Inc. 2014 Omnibus Long-Term Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”:  A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Second Restatement Date”:  June 7, 2017.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: Common stock of the Company, par value $0.10 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”:  Stock not subject to any restrictions under the terms of the Award.

MMMMMMMMMMMM . Admission Ticket MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on June 6, 2017. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/MIK • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends that you vote FOR the following proposals: 1. Election of Directors: 01 - Joshua Bekenstein 04 - Lewis S. Klessel 07 - James A. Quella 10 - Peter F. Wallace 02 - Monte E. Ford 05 - Matthew S. Levin 08 - Beryl B. Raff 03 - Karen Kaplan 06 - John J. Mahoney 09 - Carl S. Rubin + Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. For Against Abstain 2. To approve the amendment and restatement of Michaels 2014 Omnibus Long-Term Incentive Plan, an increase of the shares of common stock available for award under the Plan, and the material terms of the performance goals under the Plan, pursuant to the performance-based compensation exemption requirements of Section 162(m) of the Internal Revenue Code of 1986. 3. To ratify the appointment of Ernst & Young LLP as The Michaels Companies, Inc. independent registered public accounting firm for the current fiscal year ending February 3, 2018. For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 2 7 5 0 0 1 02KD8C MMMMMMMMM B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. DIRECTIONS TO THE ANNUAL MEETING The Michaels Companies, Inc. Support Center 8000 Bent Branch Dr. Irving, TX 75063 To attend the Annual Meeting, you must demonstrate that you were a Michaels stockholder as of the close of business on April 12, 2017, or hold a valid proxy for the Annual Meeting from such a stockholder. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you will need to bring proof of your beneficial ownership as of April 12, 2017, such as a brokerage account statement showing your ownership on that date or similar evidence of such ownership. All stockholders must also present a valid form of government-issued picture identification in order to attend. Please allow additional time for these procedures. From Dallas-Fort Worth International Airport (from the West) • • • • Take the north exit out of the airport. Take the TX-114E exit toward Irving/Downtown Dallas and merge onto TX-114E. Take the Belt Line Road exit and turn left onto N. Belt Line Road. Turn right onto Bent Branch Drive and the Michaels Support Center will be on the right. From the East • • • • Drive West on IH-635. Take the President George Bush Turnpike S exit and merge onto President George Bush Turnpike. Take the DFW Airport/Royal Lane/TX-114 exit and immediately turn right onto Royal Lane. Turn right onto Bent Branch Drive and the Michaels Support Center will be on the right. From the South • • • • • Drive North on I-35E N/ Stemmons Freeway. Keep left at the fork to continue to TX-183W and follow signs for TX-183/TX-114/Irving/DFW Airport. Keep right at the fork to continue on TX-114W and merge onto TX 114W. Take the Belt Line Road exit and turn right onto N. Belt Line Road. Turn right onto Bent Branch Drive and the Michaels Support Center will be on the right. From the North • • • Drive South on President George Bush Turnpike . Take the DFW Airport/Royal Lane/TX-114 exit and immediately turn right onto Royal Lane. Turn right onto Bent Branch Drive and the Michaels Support Center will be on the right. Building Entrance and Parking Michaels Support Center is located at 8000 Bent Branch Drive in Irving, TX 75063. We are in a two story red brick building with the “Michaels” sign located at the main entrance to our facility. The Shareholder meeting will be held in the Michaels Auditorium located inside the building near the intersection of Mesquite Bend Blvd and Bent Branch Drive. Parking will be available at the entrance closest to the Michaels Auditorium. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q PROXY — THE MICHAELS COMPANIES, INC. + Notice of 2017 Annual Meeting of Stockholders The Michaels Companies, Inc. Support Center, 8000 Bent Branch Drive, Irving, TX 75063 Proxy Solicited by the Board of Directors for Annual Meeting — June 7, 2017 Carl S. Rubin, Denise A. Paulonis and Michael J. Veitenheimer, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of The Michaels Companies, Inc. to be held on June 7, 2017 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3. The proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C